As filed with the Securities and Exchange Commission on May 26, 2006

Registration No. 333-128355

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 6

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ISRAEL GROWTH PARTNERS ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	6770	20-3233358
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Yahalom Tower (28th Floor)

3a Zabotinski St.

Ramat Gan 52520

Israel

972-3-5751418

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Matty Karp, Chairman

Israel Growth Partners Acquisition Corp.

Yahalom Tower (28th Floor)

3a Zabotinski St.

Ramat Gan 52520

Israel

972-3-5751418

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert J. Mittman, Esq. Brad L. Shiffman, Esq. Blank Rome LLP 405 Lexington Avenue New York, New York 10174 (212) 885-5000 (212) 885-5001 - Facsimile	David Alan Miller, Esq. Graubard Miller 405 Lexington Avenue New York, New York 10174 (212) 818-8800 (212) 818-8881 - Facsimile

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Filed pursuant to Rule 424(a)
SEC File No. 333-128355

Subject to Completion, May 26, 2006

PROSPECTUS

$50,710,000

ISRAEL GROWTH PARTNERS ACQUISITION CORP.

500,000 Series A Units

4,600,000 Series B Units

Israel Growth Partners Acquisition Corp. is a blank check company recently formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an unidentified operating business which has operations or facilities located in Israel, or which is a company operating outside of Israel which management believes would benefit from establishing operations or facilities in Israel. We do not have any specific merger, capital stock exchange, asset acquisition or other business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted, or been contacted by, any potential target business or had any discussions, formal or otherwise, with respect to such a transaction. This is an initial public offering of our securities. Our securities are being offered in the form of 5,100,000 units, consisting of 500,000 Series A units at a price of $8.50 per unit and 4,600,000 Series B units at a price of $10.10 per unit. Investors may purchase either Series A units, Series B units or any combination thereof.

Each Series A unit consists of:	Each Series B unit consists of:
• two shares of our common stock; and • ten Class Z warrants.	• two shares of our Class B common stock; and • two Class W warrants.

Holders of our common stock and Class B common stock are each entitled to one vote for each share of record on all matters to be voted on by stockholders other than in connection with a proposed business combination. Only holders of our Class B common stock are entitled to vote in connection with a proposed business combination. If a business combination is completed, all outstanding shares of Class B common stock will automatically be converted into an equal number of shares of common stock unless the holder has previously both exercised the conversion rights described herein and voted against such business combination. Accordingly, following the completion of a business combination, we will have only one class of common stock outstanding. If we are unable to complete a business combination, we will dissolve and liquidate. In such event, the holders of our common stock (which is offered as a part of our Series A units) are likely to lose all or substantially all of their investment as we will distribute the funds to be deposited into trust as described in this prospectus to the holders of our Class B common stock (which is offered as a part of our Series B units) and only our remaining net assets will be distributed to the holders of our common stock. Purchasers of Series A units will bear all the expenses of this offering, including the underwriting discount and commissions relating to the sale of both our Series A units and Series B units. Since the shares of common stock included in our Series A units will have little or no value if we do not consummate a business combination, the Series A units represent a riskier investment than the Series B units.

Each Class W warrant and Class Z warrant entitles the holder to purchase one share of our common stock at a price of $5.00 per share. Each Class W warrant and Class Z warrant will become exercisable on the later of our completion of a business combination and                     , 2007. The Class W warrants will expire on                     , 2011, or earlier upon redemption, and the Class Z warrants will expire on                     , 2013, or earlier upon redemption. The Class W warrants and Class Z warrants sold in this offering will be redeemable at our option, with the consent of HCFP/Brenner Securities LLC, the representative of the underwriters, as set forth in this prospectus. However, the Class W warrants and Class Z warrants outstanding prior to this offering shall not be redeemable by us as long as such warrants continue to be held by our initial securityholders or their affiliates.

We have granted HCFP/Brenner Securities a 45-day option to purchase up to an additional 75,000 Series A units and/or an additional 690,000 Series B units (over and above the 500,000 Series A units and 4,600,000 Series B units referred to above) solely to cover over-allotments, if any. The over-allotment option will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to HCFP/Brenner Securities, for $100, as additional compensation, an option to purchase up to a total of 25,000 Series A units at a per-unit offering price of $14.025 and/or a total of 230,000 Series B units at a per-unit offering price of $16.665. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

There is presently no public market for our Series A units, Series B units, common stock, Class B common stock, Class W warrants or Class Z warrants. The Series A units and the Series B units will be quoted on the OTC Bulletin Board under the symbols             and            , respectively, on or promptly after the date of this prospectus. Once the securities comprising the Series A units and Series B units begin separate trading, we anticipate the common stock, Class B common stock, Class W warrants and Class Z warrants will be quoted on the OTC Bulletin Board. We cannot assure you that our securities will continue to be quoted on the OTC Bulletin Board.

Investing in our securities involves a high degree of risk. See “ Risk Factors” beginning on page 12 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public offering price	Underwriting discount and commissions	Proceeds, before expenses, to us
Per Series A unit	$8.50	$0.425	$8.075
Per Series B unit	$10.10	$0.505	$9.595
Total	$50,710,000	$2,535,500	$48,174,500

Of the net proceeds we receive from this offering, $46,460,000 (representing the aggregate offering price of the Series B units) will be deposited into a trust account at JP Morgan Chase NY Bank maintained by American Stock Transfer & Trust Company, acting as trustee.

We are offering the Series A units and the Series B units for sale on a firm commitment basis. HCFP/Brenner Securities, acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about     , 2006.

HCFP/Brenner Securities LLC

Ladenburg Thalmann & Co. Inc.	Legend Merchant Group, Inc.

                    , 2006

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus, references to “we,” “us” or “our” refer to Israel Growth Partners Acquisition Corp. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in jurisdictions where the offer is not permitted. Unless we tell you otherwise, the information in this prospectus assumes that the representative will not exercise its over-allotment option.

We are a blank check company organized under the laws of the State of Delaware on August 1, 2005. We were formed to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business which has operations or facilities located in Israel, or which is a company operating outside of Israel which management believes would benefit from establishing operations or facilities in Israel. Our efforts in identifying a prospective target business will not be limited to a particular industry. We believe that Israel represents an attractive environment for a target business for several reasons, including:

•	Israel’s Central Bureau of Statistics reported that Israel’s Gross Domestic Product grew by 5.2% in 2005, ranking it as one of the fastest growing economies in the western world;

•	Israel’s Central Bank reported that foreign investments in Israel have risen consecutively in the last 3 years, reaching a record $9.7 billion in 2005, a 67% rise from 2004;

•	Israeli companies are offered favorable tax incentives and government funding plans;

•	We believe that Israel offers the modern infrastructure, protection and services required for businesses to compete effectively including protection of trademarks and patents, a transparent financial and legal system and sophisticated capital markets that allow companies to simultaneously list their securities on Israeli and foreign exchanges;

•	Israel has one of the highest per-capita ratios of qualified scientists and engineers in the world;

•	Israel’s reputation as being one of the most attractive centers for technology innovation outside of the United States;

•	Israeli-based technology companies rank as the most listed non-U.S. based technology companies on the Nasdaq Stock Market, and also rank highly in the number of listed technology companies on many European stock exchanges;

•	Fitch and other rating agencies maintained Israel’s credit rating at “A-”, noting the rapid growth of the Israeli economy, Israel’s low government deficit and a decrease in the Israeli government’s debt level as positive factors in the country’s risk profile; and

•	In 2005, the Israeli Government continued its policy of accelerated privatization and has pledged to maintain this policy in 2006.

Additionally, according to the Israel Venture Capital Research Center, since 1999, $9 billion in venture capital was invested in Israel’s high-tech industry, which funded over 1,500 high-tech companies. We believe that this high degree of venture capital being invested in Israel, when compared to other countries, makes Israel a favorable environment for making acquisitions as there should be a greater number of prospective target businesses searching for liquidity events.

We believe that the costs, risks and management disruption involved in the traditional initial public offering process makes a transaction with us an attractive alternative exit strategy. We further believe our offering provides an attractive alternative for successful Israeli companies to enter U.S. equity markets, which had been a preferred venue for Israeli companies in the past, but which have became more difficult to penetrate in the last few years due to higher entry barriers and costs. As a result of these barriers, only five Israeli companies completed initial public offerings in the United States in 2005.

As of the date of this prospectus, we do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), either directly or indirectly, contacted, or been contacted by, any potential target businesses or their representatives or had any discussions, formal or otherwise, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate with respect to effecting any potential business combination with our company. Additionally, we have not engaged or retained any agent or other representative to identify or locate such an acquisition candidate on our behalf. We have engaged HCFP/Brenner Securities, the representative of the underwriters, on a non-exclusive basis, to act as our investment banker to assist us in structuring a business combination and negotiating its terms (but not for purposes of locating potential target candidates for our business combination).

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business whose fair market value is at least equal to 80% of our net assets at the time of such acquisition. Consequently, it is probable that we will have the ability to complete only a single business combination, although this may entail the simultaneous acquisitions of several closely related operating businesses. In the event we ultimately determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

The target business that we acquire may have a fair market value significantly in excess of 80% of our net assets. Although as of the date of this prospectus we have not engaged or retained, had any discussions with, or entered into any agreements with, any third party regarding any such potential financing transactions, we could seek to fund such a business combination by raising additional funds through the sale of our securities or through loan arrangements. However, if we were to seek such additional funds, any such arrangement would only be consummated simultaneously with our consummation of a business combination.

Our offices are located at Yahalom Tower (28th Floor), 3a Zabotinski St., Ramat Gan 52520, Israel, and our telephone number is 972-3-5751418.

The Offering

Securities offered:	500,000 Series A units, at $8.50 per unit, each unit consisting of:

•	two shares of common stock; and

•	ten Class Z warrants.

4,600,000 Series B units, at $10.10 per unit, each unit consisting of:

•	two shares of Class B common stock; and

•	two Class W warrants.

The Series A units and Series B units will begin trading on or promptly after the date of this prospectus. Each of the common stock and Class Z warrants comprising the Series A units and the Class B common stock and Class W warrants comprising the Series B units will begin to trade separately on the 90th day after the date of this prospectus unless HCFP/Brenner Securities determines that an earlier date or dates is acceptable, based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our Series A units and Series B units in particular. Separate trading of the securities comprising the Series A units and Series B units may commence concurrently, or HCFP/Brenner may elect to allow separate trading of the securities comprising one series of units prior to allowing separate trading of the other series of units. In no event will HCFP/Brenner Securities allow separate trading of the common stock, Class B common stock, Class W warrants and Class Z warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K with the Securities and Exchange Commission, or SEC, including audited financial statements, following the consummation of this offering, which filing is anticipated to take place three business days after the units commence trading. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K with the SEC. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K with the SEC to provide updated information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, or an amendment thereto or in a subsequent Form 8-K, information indicating if HCFP/Brenner Securities has allowed earlier separate trading of the common stock and Class Z warrants, comprising the Series A Units and/or the Class B common stock and

Class W warrants comprising the Series B units. Although we will not distribute copies of the Current Reports on Form 8-K to individual securityholders, the Current Reports will be available on the SEC’s website after their filing.

Our initial securityholders, including our officers and directors may, if they elect, purchase Series A units and/or Series B units in this offering or in the open market.

Common stock:

Number outstanding before this offering	100 shares

Number to be outstanding after this offering	1,000,100 shares

Class B common stock:

Number outstanding before this offering	0 shares

Number to be outstanding after this offering	9,200,000 shares

Class W Warrants:

Number outstanding before this offering	2,475,000

Number to be outstanding after this offering	11,675,000 Class W warrants

Exercisability	Each Class W warrant is exercisable for one share of common stock.

Exercise price	$5.00

Exercise period	The Class W warrants will become exercisable on the later of:

•	the completion of a business combination with a target business, and

•	[ ], 2007 [one year from the date of this prospectus].

The Class W warrants will expire at 5:00 p.m., New York City time, on [                    ], 2011 [five years from the date of this prospectus] or earlier upon redemption.

Redemption	We may redeem the outstanding Class W warrants (other than those outstanding prior to this offering held by our initial securityholders or their affiliates, but including

Class W warrants issued upon exercise of the unit purchase option) with HCFP/Brenner Securities’ prior consent:

•	in whole or in part,

•	at a price of $.05 per warrant at any time after the warrants become exercisable,

•	upon a minimum of 30 days’ prior written notice of redemption, and

•	if, and only if, the last sale price of our common stock equals or exceeds $7.50 per share (subject to adjustment) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption.

Class Z Warrants:

Number outstanding before this offering	2,475,000

Number to be outstanding after this offering	7,475,000 Class Z warrants

Exercisability	Each Class Z warrant is exercisable for one share of common stock.

Exercise price	$5.00

Exercise period	The Class Z warrants will become exercisable on the later of:

•	the completion of a business combination with a target business, and

•	[ ], 2007 [one year from the date of this prospectus].

The Class Z warrants will expire at 5:00 p.m., New York City time, on [            ], 2013 [seven years from the date of this prospectus] or earlier upon redemption.

Redemption

We may redeem the outstanding Class Z warrants (other than those outstanding prior to this offering held by our initial security holders or their affiliates, but including Class Z warrants issued upon exercise of the unit purchase option) with HCFP/Brenner Securities’ prior consent:

•	in whole or in part,

•	at a price of $.05 per warrant at any time after the warrants become exercisable,

•	upon a minimum of 30 days’ prior written notice of redemption, and

•	if, and only if, the last sale price of our common stock equals or exceeds $8.75 per share (subject to adjustment)

for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption.

The redemption criteria for our Class W and Class Z warrants have been established at prices which are intended to provide warrantholders a reasonable premium to the initial exercise price and provide a sufficient degree of liquidity to cushion the market reaction to our redemption call.

Since we may redeem the Class W and Class Z warrants only with the prior consent of HCFP/Brenner Securities and HCFP/Brenner Securities may hold warrants subject to redemption, HCFP/Brenner Securities may have a conflict of interest in determining whether or not to consent to such redemption. We cannot assure you that HCFP/Brenner Securities will consent to such redemption if it is not in its best interest even if it is in our best interest.

OTC Bulletin Board symbols for our:

Series A units	[ ]

Series B units	[ ]

Offering proceeds to be held in trust

$46,460,000 of the proceeds of this offering (representing the aggregate offering price of the Series B units) will be placed in a trust account at JP Morgan Chase Bank NY maintained by American Stock Transfer & Trust Company, as trustee, pursuant to an agreement with American Stock Transfer & Trust Company to be signed on the date of this prospectus. These proceeds will not be released to us unless we complete a business combination. Therefore, unless and until a business combination is consummated, the proceeds held in the trust fund will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. These expenses may be paid prior to a business combination only from our cash as of the date of this prospectus and the net proceeds of this offering not held in the trust fund (initially, approximately $1,320,000).

Limited payments to insiders

There will be no fees or other cash payments paid to our existing securityholders, officers, directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of a business combination other than:

•	payment of $7,500 per month to Danash Investment and Management Ltd. for office space and related services; and

•	reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf,

such as identifying and investigating possible business targets and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board (or by a court of competent jurisdiction if such reimbursement is challenged).

Following a business combination, our executive officers may remain with us in senior management or advisory positions although they will be able to do so only if they are able to negotiate employment or consulting agreements in connection with the business combination. These agreements could provide for them to receive fees or securities for services they may render to us following the business combination.

Different voting rights of common stock and Class B common stock

Holders of our common stock and Class B common stock are each entitled to one vote for each share of record on all matters to be voted on by stockholders other than in connection with a proposed business combination. Only holders of our Class B common stock are entitled to vote in connection with a proposed business combination. Following the completion of a business combination, we will have only one class of common stock outstanding. At that time, each holder will be entitled to vote on all matters.

Class B stockholders must approve business combination

We will seek Class B stockholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. We will proceed with a business combination only if the holders of a majority of the Class B shares cast at the meeting to approve the business combination vote in favor of the business combination and Class B stockholders owning less than 20% of the outstanding Class B shares exercise their conversion rights described below. In the event of a business combination, each outstanding share of Class B common stock will automatically be converted into one share of common stock unless the holder has previously elected to exercise the conversion rights described below and votes against such business combination. Accordingly, following the completion of a business combination, we will have only one class of common stock outstanding. In the event we are unable to complete a business combination within the specified period, the trust fund will be distributed to our Class B stockholders and we will be dissolved.

Conversion rights for Class B stockholders voting to reject a business combination

Class B stockholders voting against a business combination will be entitled to convert their shares of Class B common stock into a pro rata share of the trust fund, including any interest earned on their portion of the trust fund, if the business combination is approved and completed. An eligible Class B stockholder may request conversion at any time after the mailing to our Class B stockholders of the Proxy Statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the Class B stockholder votes against the business combination and the business combination is approved and completed. Class B stockholders who convert their shares of Class B common stock into their share of the trust fund will continue to have the right to exercise any Class W warrants they may hold.

Distribution of the proceeds held in trust to Class B stockholders in the event of no business combination followed by our dissolution

We will promptly distribute only to our Class B stockholders the amount in our trust fund (initially $5.05 per share, plus the per share amount of interest earned on the trust fund), including any accrued interest, if we do not effect a business combination within 18 months after consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not been consummated within such 18 month period). Our charter provides that certain provisions that apply prior to a business combination, including those provisions relating to the distribution of the trust fund if no business combination occurs within the prescribed time periods, cannot be amended. Our counsel has advised us that these restrictions on charter amendments may not be enforceable under Delaware law. Nevertheless, we view these business combination procedures in our charter and this prospectus as obligations to our investors and we will not propose any amendment to these procedures to our stockholders. The holders of common stock will not receive any of the proceeds held in the trust fund. As a result, in the event there is no business combination, the holders of our common stock are likely to lose all or substantially all of their investment. Purchasers of Series A units will bear all the expenses of this offering relating to the sale of both our Series A units and Series B units, including the underwriting discount and commissions. In addition, prior to the completion of a business combination, our operating expenses will only be funded from our cash as of the date of this prospectus and the net proceeds of this offering not held in the trust fund. This means that if such non-trust related funds prove inadequate to fund such expenses, either because our estimates or assumptions prove to be inaccurate or due to unforeseen circumstances, it is likely that, without additional financing, we would be unable to consummate a business combination and the holders of our Series A units would likely lose their entire investment.

Liquidation if no business combination

Pursuant to our certificate of incorporation, if we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if the extension criteria have been satisfied) our purpose and powers will be limited to dissolving, liquidating and winding up our affairs. We view this obligation to dissolve and liquidate as an obligation to our stockholders and neither we nor our board of directors will take any action to amend or waive such provision of our certificate of incorporation. Upon the expiration of the prescribed time periods, we will, as promptly as practicable, distribute the proceeds held in the trust fund, inclusive of any interest thereon, to the holders of Class B common stock and immediately thereafter all outstanding shares of Class B common stock will automatically be cancelled and revert to the status of authorized but unissued shares of Class B common stock. We will then have only one class of common stock outstanding and we will thereafter commence dissolution proceedings.

In the event we are required to seek stockholder approval for a plan of dissolution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our certificate of incorporation, our powers and purpose following the expiration of the prescribed time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. Consequently, holders of a majority of our outstanding common stock must approve our dissolution in order for us to liquidate and distribute any net assets remaining following the distribution of the proceeds of the trust fund to our Class B stockholders, and those remaining net assets will not be available for any other purpose.

These procedures, or a vote to reject any plan of dissolution by our stockholders, may result in substantial delays or prohibit our liquidation and the distribution to our common stockholders of any net assets remaining following the distribution of the proceeds of the trust fund to our Class B stockholders.

In the event we obtain stockholder approval for a plan of dissolution, after the proceeds of the trust fund have been distributed to our Class B stockholders, we will dissolve and distribute any remaining net assets to our holders of common stock.

Risks

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. Additionally, our initial securityholders’ initial equity investment is below that which is required under the guidelines of the North American Securities Administrators’ Association, Inc. and we do not satisfy such association’s policy regarding unsound financial condition. You should also note that our financial statements contain a statement indicating that our ability to continue as a going concern is dependent on us raising funds in this offering. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 12 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	February 6, 2006
	Actual	As Adjusted
Balance Sheet Data:
Working capital (deficit)	$(121,894)	$47,972,429
Total assets	$360,043	$47,972,429
Total liabilities	$167,614	$—
Value of common stock which may be converted to cash (initial price of $5.05 per Class B share)	$—	$9,287,354
Total stockholders’ equity	$192,429	$38,685,075

The “as adjusted” information gives effect to the sale of the units we are offering including the application of the related gross proceeds, the estimated remaining costs from such sale and other accrued expenses.

Working capital excludes approximately $314,000 of costs related to this offering that have been paid or accrued through February 6, 2006. These deferred offering costs have been recorded as a non-current asset and will be charged to total stockholders’ equity upon consummation of this offering.

The working capital and total assets amounts in the “as adjusted” information include the $46,460,000 to be held in the trust fund, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, the proceeds held in the trust fund, including any accrued interest, will be distributed solely to our Class B stockholders.

We will not proceed with a business combination if the holders of a majority of the Class B common shares cast at the meeting to approve the business combination fail to vote in favor of such business combination or if stockholders owning 20% or more of the outstanding shares of Class B common stock both vote against the business combination and exercise their conversion rights. Accordingly, if we have the requisite majority vote, we may effect a business combination even if stockholders which own up to approximately 19.99% of the outstanding shares of Class B common stock vote against the business combination and exercise their conversion rights. In such event, we will be required, promptly following the completion of a business combination, to convert to cash up to approximately 19.99% of the 9,200,000 shares of Class B common stock sold in this offering, or up to 1,839,080 shares of Class B common stock, at an initial per-share conversion price of $5.05, without taking into account interest earned on the trust fund, or an aggregate of $9,287,354. The actual per-share conversion price will be equal to:

•	the amount in the trust account, including all accrued interest, as of two business days prior to the proposed consummation of the business combination, divided by

•	the number of shares of Class B common stock sold in this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units.

Risks associated with our business

We are a development stage company with no operating history and very limited resources and our financial statements contain a statement indicating that our ability to continue as a going concern is dependent on us raising funds in this offering.

We are a recently incorporated development stage company with no operating results to date. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business which has operations or facilities located in Israel, or which is a company operating outside of Israel which management believes would benefit from establishing operations or facilities in Israel. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We have no present revenue and will not generate any revenue until, at the earliest, after the consummation of a business combination. As of February 6, 2006, our cash and working capital were insufficient to complete our planned activities for the upcoming year. The report of our independent registered public accounting firm on our financial statements includes an explanatory paragraph stating that our ability to continue as a going concern is dependent on the consummation of this offering. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

If we are unable to complete a business combination, holders of our Series A units will be unable to convert their securities and participate in the distribution of the trust fund.

The trust fund will be reserved for holders of our Class B common stock acquired as part of the Series B units sold in this offering. Consequently, if we are unable to complete a business combination within 18 months after the completion of this offering, or within 24 months after completion of this offering if the extension criteria described below have been satisfied, the holders of common stock that will be sold as part of the Series A units will not be entitled to participate in the distribution of the trust fund. Furthermore, there will be no distribution from the trust fund with respect to our outstanding Class W warrants and Class Z warrants.

If you purchase Series A units, the shares of common stock will not be entitled to vote on a proposed business combination.

Holders of the shares of common stock sold as part of the Series A units will not be entitled to vote on a proposed business combination with a target business. Only the holders of Class B common stock will have an opportunity to approve a business combination. Consequently, holders of common stock and warrants will be entirely dependent upon the judgment of the holders of Class B common stock in determining whether or not a proposed business combination is approved.

Purchasers of Series A units are likely to lose all or substantially all of their investment if we do not complete a business combination.

If we are unable to complete a business combination, the trust fund will be distributed to the Class B stockholders, we will be dissolved, and our remaining net assets will be distributed to the holders of our common stock. It is likely, however, that our remaining net assets will be minimal following the expenditures incurred in connection with the attempt to complete a business combination and, accordingly, the holders of our common stock are likely to lose all or substantially all of their investment. Purchasers of Series A units will bear all the expenses of this offering, including the underwriting discounts and commissions relating to the sale of both our Series A units and our Series B units. In addition, none of our operating expenses will be funded by purchasers of our Series B units. Prior to a business combination, such expenses will be funded from our cash as of the date of this prospectus and the proceeds from the sale of our Series A units in this offering, none of which funds will be held in trust. This means that if such non-trust related funds prove inadequate to fund our expenses pending our completion of a business combination, either because our estimates or assumptions prove to be inaccurate or due to unforeseen circumstances, it is likely that we would be unable to consummate a business combination. For example, if we were to determine it to be in our best interests to use a portion of our non-trust related funds to make a down payment or fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular prospective business combination and we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we would, if such payment was large enough and we had already used up the funds allocated to due diligence and related expenses in connection with the aborted transaction, likely not have sufficient remaining funds to continue searching for, or conduct due diligence with respect to, other potential target businesses. In such case, without additional financing, we would most likely not be able to consummate a business combination and, in such event, the holders of our Series A units would likely lose their entire investment.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering including audited financial statements demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to Rule 419, our Series A units and Series B units will be immediately tradable and we will have a longer period of time to complete a business combination in certain circumstances than we would if we were subject to such rules.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to complete a business combination.

Based upon publicly available information, we have identified 61 blank check companies which have gone public in the United States since August 2003, of which seven have completed a business combination. The remaining 54 blank check companies have more than $3.8 billion in trust and are seeking to complete business combinations. Of these companies, only 14 companies have announced that they have entered into either a definitive agreement or a letter of intent for a business combination but not yet consummated them. Furthermore, we have identified approximately 35 additional offerings for blank check companies in the United States, with approximately $2.8 billion that would be placed in trust, that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. While some of the blank check companies must complete their respective business combinations in specific industries, a number of them may consummate their business combinations in any industry they choose. Therefore, we may be subject to competition from these and other companies seeking to consummate a business combination. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time period.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share distribution received by Class B stockholders could be less than $5.05 per share.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors, prospective target businesses or other entities we engage, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust fund for the benefit of the holders of our Class B common stock, there is no guarantee that they will execute such agreements or that even if they execute such agreements that they would be prevented from bringing claims against the trust fund. Nor is there any guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust fund for any reason. If we are unable to complete a business combination and are forced to distribute the proceeds held in trust to the holders of our Class B common stock, our executive officers Matty Karp, Carmel Vernia and Dror Gad, have agreed that they will be personally liable to ensure that the proceeds in the trust fund are not reduced by the claims, if any, of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, or by any target business, and that have not executed an agreement waiving any right, title, interest or claim of any kind in or to any monies held in the trust; provided, however, that such liability shall not extend to claims of target businesses brought under Israeli law or in Israeli courts. We have questioned these individuals and reviewed their financial information and believe that each of these individuals has a substantial net worth. As a result, and because of the significant limitations on their indemnification obligations described above, we believe that these individuals will be able to satisfy their indemnification obligations. However, we cannot assure you this will be the case. Accordingly, the proceeds held in trust could be subject to claims which could take priority over the claims of the holders of our Class B common stock and we cannot assure you that the per-share distribution from the trust fund will not be less than $5.05 due to claims of creditors.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust fund could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust fund, we cannot assure you we will be able to return to our Class B stockholders at least $5.05 per share.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Pursuant to our certificate of incorporation, if we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if the extension criteria have been satisfied), our purpose and powers will be limited to dissolving, liquidating and winding up our affairs. Upon the expiration of the prescribed time periods, we will distribute the proceeds held in our trust fund, inclusive of any interest thereon, to the holders of Class B common stock as soon as practicable, and all outstanding shares of Class B common stock will automatically be cancelled and revert to the status of authorized but unissued shares of Class B common stock. Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to distribute the proceeds of the trust fund to our Class B common stockholders prior to dissolution and make liquidating distributions to our common stockholders as soon as reasonably possible after dissolution and, therefore, we do not intend to comply with those procedures. As such, our common stockholders and

Class B stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of our common stockholders and Class B stockholders may extend beyond the third anniversary of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our common stockholders and Class B stockholders amounts owed to them by us.

If we do not consummate a business combination, stockholder approval may be required for us to dissolve.

If we do not consummate a business combination within the prescribed time periods, we will dissolve and liquidate. We currently believe that, upon expiration of the prescribed time periods, the following would occur:

•	As promptly as practicable, we will distribute the proceeds held in the trust fund, inclusive of any interest thereon, to the holders of Class B common stock and immediately thereafter, all outstanding shares of Class B common stock will automatically be cancelled and revert to the status of authorized and unissued shares of Class B common stock. We will then have only one class of common stock outstanding.

•	We will thereafter dissolve and liquidate. If it is determined at that time that stockholder approval is required to formally dissolve and liquidate, our board of directors will, consistent with its obligations described in our certificate of incorporation, convene and adopt a specific plan of dissolution, which it will then vote to recommend to our stockholders.

We expect that all costs associated with the implementation and completion of our plan of dissolution and distribution will be funded by any remaining net assets following the distribution of the trust fund to our Class B stockholders, although we cannot assure you that there will be sufficient funds for such purpose. If such funds are insufficient, we anticipate either our initial stockholders will advance us the funds necessary to complete such dissolution and liquidation or we will be dissolved by court order.

In the event we seek stockholder approval for a plan of dissolution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our certificate of incorporation, our powers and purpose following the expiration of the prescribed time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. Consequently, holders of a majority of our outstanding common stock must approve our dissolution in order for us to liquidate and distribute any net assets remaining following the distribution of the proceeds of the trust fund to our Class B stockholders, and those remaining net assets will not be available for any other purpose.

These procedures, or a vote to reject any plan of dissolution by our stockholders, may result in substantial delays or prohibit our liquidation and the distribution to our common stockholders of any net assets remaining following the distribution of the proceeds of the trust fund to our Class B stockholders.

Since we have not yet selected a particular industry or any target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the industry in, or business, which we may ultimately operate.

We may consummate a business combination with a company in any industry we choose and are not limited to any particular industry or type of business. Moreover, as of the date of this prospectus, we have no specific business combination under consideration and neither we nor any of our agents, representatives or affiliates have conducted any research or taken any measures, directly or indirectly, to locate, or contacted, or been contacted by, any target businesses or their representatives with respect to such a transaction. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our Series A units and Series B units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our certificate of incorporation authorizes the issuance of up to 40,000,000 shares of common stock, par value $.0001 per share, 12,000,000 shares of Class B common stock, par value $.0001 per share, and 5,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering (assuming no exercise of the representative’s over-allotment option), there will be 9,429,900 and 2,340,000 authorized but unissued shares of our common stock and Class B common stock, respectively, available for issuance (after appropriate reservation for the issuance of shares upon conversion of the Class B common stock and upon full exercise of our outstanding Class W warrants and Class Z warrants and the purchase option granted to HCFP/Brenner Securities, the representative of the underwriters) and all of the 5,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we will, in all likelihood, issue a substantial number of additional shares of our common stock or preferred stock, or a combination of common and preferred stock, to the shareholders of a potential target or in connection with a related simultaneous financing to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of investors in this offering;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stockholders;

•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carryforwards, if any, and most likely also result in the resignation or removal of some or all of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

Our ability to successfully effect a business combination and to be successful afterwards will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination and whom we would have only a limited ability to evaluate.

Our ability to successfully effect a business combination will be totally dependent upon the efforts of our key personnel. The future role of our key personnel in the target business, however, cannot presently be ascertained. Although Messrs. Matty Karp, Carmel Vernia and Dror Gad, our executive officers, may remain with us in senior management or advisory positions following a business combination, we may employ other personnel following the business combination. Moreover, management will only be able to remain with the company after the consummation of a business combination if members of management are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of such individuals may cause them to have a conflict of interest in determining whether a potential business combination is appropriate for us and influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. While we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues.

Because our officers and directors will allocate their time to other businesses, it could interfere with our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in several other business endeavors and are not obligated to contribute any specific number of hours to our affairs. If our executive officers’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could interfere with our ability to consummate a business combination.

One of our advisors currently is, and our officers and directors may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in determining which entity a particular business opportunity should be presented to.

Lior Samuelson, one of our advisors, has previous contractual and fiduciary obligations to present business opportunities to Mercator Partners Acquisition Corp. Mercator Partners is a blank check company similar to us that is seeking to acquire an unidentified operating business. Mr. Samuelson’s fiduciary duty to Mercator Partners arises out of his current service as Executive Vice President and a director of Mercator Partners. Mr. Samuelson’s contractual obligation to Mercator Partners arises out of his letter agreement with Mercator Partners stating that, subject to any pre-existing fiduciary obligations, he will present to Mercator Partners for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, until the earlier of the consummation by Mercator Partners of a business combination, the liquidation of Mercator Partners’ trust fund, or the time at which he ceases to serve as an officer and director of Mercator Partners. To date, based on publicly available information, Mercator Partners has not entered into a definitive agreement for a business combination. Accordingly, to the extent Mr. Samuelson identifies business opportunities that may be suitable for such entity, he must honor his pre-existing obligations to such entity and offer those opportunities to it prior to offering them to us. Additionally, our officers and directors may in the future become affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us. Our officers and directors may become aware of business opportunities which may be appropriate for presentation to us as well as the other entities to which they have fiduciary obligations. Accordingly, Mr. Samuelson has, and our officers and directors may have, conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor.

All of our officers and directors own securities of ours which will not participate in the distribution of the trust fund or distributions upon our liquidation. This may cause them to have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

The 100 shares of common stock, 2,475,000 Class W warrants and 2,475,000 Class Z warrants owned by our directors and officers will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest. Additionally, such individuals may purchase units in the offering and in the open market. If they purchase Series B units in this offering or in the open market or Class B common stock in the open market, they would be entitled to vote as they choose on a proposal to approve a business combination and exercise conversion rights in connection therewith. These individuals may not have the same interests as other Class B common stockholders.

Initially we will only be able to complete one business combination, which will cause us to be solely dependent on a single business and a limited number of products or services.

The net proceeds from this offering will provide us with only approximately $47,780,000 which we may use to complete a business combination. Our initial business combination must be with a business with a fair market value of at least 80% of our net assets at the time of such acquisition. Consequently, initially we will have the ability to complete only a single business combination. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

Alternatively, if our business combination entails the simultaneous acquisitions of several operating businesses and with different sellers, each such seller will need to agree that the purchase of its business is contingent upon simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. If we were to consummate a business combination with several operating businesses, we could also face additional risks, including burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies into a single operating business. If we are unable to adequately address these risks, we may not be able to improve productivity, efficiencies, profitability and operating margins after the merger.

Because of our limited resources and structure, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from other entities with business objectives similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Further, the obligation we have to seek Class B stockholder approval of a business combination may delay the consummation of a transaction, and our obligation to convert into cash the shares of Class B common stock in certain instances may reduce the resources available for a business combination. Additionally, our outstanding Class W warrants and Class Z warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. The fact that only seven of the 61 blank check companies that have gone public in the United States since August 2003 have completed a business combination and 14 of such companies have entered into either a definitive agreement or a letter of intent for a business combination may indicate that there are only a limited number of attractive target businesses available to entities such as our company or that many privately held target businesses are not inclined to enter into a business combination with a blank check company. If we are unable to consummate a business combination with a target business within the prescribed time period, we will be forced to liquidate and, in such case, the holders of our Series A units will use their entire investment.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, in as much as we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds in search of a target business, or because we become obligated to convert into cash a significant number of shares of Class B common stock from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could prevent or severely limit the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

The loss of the services of any of our executive officers would make it more difficult to find a suitable company for a business combination which makes it more likely that we will be required to distribute the proceeds of our trust fund to our Class B stockholders.

Our ability to successfully effect a business combination will be largely dependent upon the efforts of our executive officers. We have not entered into an employment agreement with any of our executive officers, nor have we obtained any “key man” life insurance on any of their lives. The loss of any or all of their services could have a material adverse effect on our ability to successfully achieve our business objectives, including seeking a suitable target business to effect a business combination.

Our outstanding warrants and options may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

In connection with this offering, as part of the Series A units and Series B units, we will be issuing warrants to purchase 14,200,000 shares of common stock. We have also issued to our initial security holders, including our officers and directors and/or certain of their affiliates, warrants to purchase 4,950,000 shares of common stock at an exercise price of $5.00 per share. We will also issue an option to purchase 25,000 Series A units and/or 230,000 Series B units to the representative of the underwriters which, if exercised, will result in the issuance of an additional 510,000 shares of common stock and 710,000 warrants. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants and option could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants and option may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants and option could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants and option are exercised, you may experience dilution to your holdings.

If our existing securityholders exercise their registration rights, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

Our existing securityholders are entitled to demand that we register the resale of their 100 shares of our common stock and their 2,475,000 Class W warrants and 2,475,000 Class Z warrants as well as the 4,950,000 shares of common stock underlying their Class W warrants and Class Z warrants at any time after we consummate a business combination. Thus, if our existing securityholders exercise their registration rights with respect to these securities, there could be up to an additional 100 shares of common stock and 4,950,000 warrants (or an additional 4,950,000 shares of common stock issuable upon exercise of such warrants) eligible for trading in the public market. The presence of this additional number of shares of common stock and warrants eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

Investors in this offering may engage in resale transactions only in those states in which we have registered this offering and certain other jurisdictions for which an applicable exemption from registration exists.

We have applied to register our securities, or have obtained or will seek to obtain an exemption from registration, in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, New York and Rhode Island. Our Series A units will not be eligible for sale in this offering in Florida. If you are not an “institutional investor,” you must be a resident of these jurisdictions to purchase our securities in the offering. Institutional investors in every state, except Idaho, may purchase units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of the various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. Under the National Securities Markets Improvement Act of 1996, the resale of the units and, once they become separately transferable, the common stock and warrants comprising the units, are exempt from state registration requirements. However, each state retains jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their state.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

If we are deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it difficult for us to complete a business combination, including:

•	restrictions on the nature of our investments; and

•	restrictions on our issuance of securities.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

We believe that our anticipated activities will not subject us to the Investment Company Act of 1940 as the net proceeds of this offering that are to be held in trust may only be invested by the trust agent in “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the trust fund to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. If we were deemed to be subject to the act, compliance with these additional regulatory burdens would require additional expense that we have not allotted for.

Our directors will not be considered “independent” under the policies of the North American Securities Administrators Association, Inc.

Under the policies of the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, because each of our directors is also an executive of ours, owns securities of ours and may receive reimbursement for out-of-pocket expenses incurred by him in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, state securities administrators will take the position that such individuals are not “independent.” Accordingly, they will take the position that we do not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred by them or our other initial securityholders that they may be affiliated with and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be “independent,” we cannot assure you that this will actually be the case. If actions are taken, or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations and a material adverse effect on the price of the stock held by our public stockholders.

Because our initial stockholders’ initial equity investment was only $248,000, our offering may be disallowed by state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy on development stage companies.

Pursuant to the Statement of Policy Regarding Promoter’s Equity Investment promulgated by The North American Securities Administrators Association, Inc., any state administrator may disallow an offering of a development stage company if the initial equity investment by a company’s promoters does not equal a certain percentage of the aggregate public offering price. Our promoters’ initial investment of $248,000 is less than the required $1,377,750 minimum amount pursuant to this policy. Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to. We cannot assure you that our offering would not be disallowed pursuant to this policy. Additionally, if we are unable to complete a business combination, our promoters’ loss will be limited to their initial investment. Conversely, if we are able to complete a business combination, the shares of common stock and Class W warrants and Class Z warrants acquired prior to this offering will be worth significantly more than $248,000.

The determination for the offering price of our Series A units and Series B units is more arbitrary compared with the pricing of securities for an operating company in a particular industry

Prior to this offering there has been no public market for any of our securities. The public offering price of the Series A units and Series B units and the terms of the Class W warrants and Class Z warrants were negotiated between us and the representatives. Factors considered in determining the prices and terms of our securities include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.

Because of our current financial condition, our offering may be disallowed by state administrators following the North American Securities Administrators Association, Inc. Statement of Policy Regarding Unsound Financial Condition.

Pursuant to the Statement of Policy Regarding Unsound Financial Condition promulgated by the North American Securities Administrators Association, Inc., any state administrator may disallow an offering if the financial statements of the company contain a footnote or the independent auditor’s report contains an explanatory paragraph regarding the company’s ability to continue as a going concern and the issuer has, among other things, an accumulated deficit and no revenues from operations. The report of BDO Seidman, LLP, our independent registered accounting firm, contains a going concern explanatory paragraph and we have no revenues from our operations and an accumulated deficit. Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to. We cannot assure you that our offering would not be disallowed pursuant to this policy.

Risks related to operations in Israel

Acquisitions of companies with operations in Israel entail special considerations and risks. If we are successful in acquiring a target business with operations in Israel, we will be subject to, and possibly adversely affected by, the following risks:

Significant shifts in the political, economic and military conditions in Israel could reduce our profitability and revenues and make an investment in our company less attractive.

If we consummate a business combination with a target business in Israel, it will be directly influenced by the political, economic and military conditions affecting Israel at that time. Major hostilities involving Israel or the interruption or curtailment of trade between Israel and its present trading partners could have a material adverse effect on the target business and its operating results and financial condition. Furthermore, several countries restrict business with Israeli companies. Any of these factors could reduce our profitability and revenues and make an investment in our company less attractive following a business combination.

The termination or reduction of tax and other incentives that the Israeli Government provides to domestic companies may increase the costs involved in operating a company in Israel.

The Israeli Government currently provides tax and capital investment incentives to domestic companies. Additionally, the Israeli Government currently provides grant and loan programs relating to research and development, marketing and export activities. In recent years, the Israeli Government has reduced the benefits available under these programs and Israel Government authorities have indicated that the government may in the future further reduce or eliminate the benefits of those programs. We cannot assure you that such benefits and programs would continue to be available following a business combination, or if available, to what extent. Termination or further reduction of such benefits and programs could increase the costs involved in operating the combined company following a business combination or make a specific business combination less attractive.

Deterioration of relations between the United States and Israel could cause potential target businesses or their goods or services to become less attractive.

Israel and the United States have historically had a positive relationship. A significant amount of Israel’s economic development has been financed principally by military and economic aid from the United States and many Israeli companies have been financed by United States venture capital and investment concerns. If the relationship between the United States and Israel deteriorates, potential target businesses or their goods or services could become less attractive and our operations following a business combination could decline.

Because some of our directors and officers reside outside of United States and, after the consummation of a business combination, substantially all of our assets will be located outside of the United States, it may be difficult for investors to enforce their legal rights against such individuals.

Some of our directors and officers reside outside of the United States and, after the consummation of a business combination, substantially all of our assets will be located outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

Our operations could be disrupted as a result of the obligation of personnel to perform military service.

Executive officers or key employees of a target business may also reside in Israel and be required to perform similar annual military reserve duty. Our operations could be disrupted by the absence for a significant period of one or more of these officers or key employees due to military service. Any such disruption could effect our ability to operate our business efficiently or manage growth, which could result in declining revenues or lost profits.

Because a substantial portion of many Israeli companies’ revenues is generated in dollars and euros, while a significant portion of their expenses is incurred in Israeli currency, a target business’ revenue may be reduced due to inflation in Israel and currency exchange rate fluctuations.

A substantial portion of many Israeli companies’ revenues is generated in dollars and euros, while a significant portion of their expenses, principally salaries and related personnel expenses, are paid in Israeli currency. As a result, a target business will likely be exposed to the risk that the rate of inflation in Israel will exceed the rate of devaluation of Israeli currency in relation to the dollar or the euro, or that the timing of this devaluation will lag behind inflation in Israel. Because inflation has the effect of increasing the dollar and euro costs of an Israeli company’s operations, our dollar-measured results of operations following a business combination could be weaker.

Any Israeli government grants we receive for research and development expenditures may be reduced or eliminated due to government budget cuts, and these grants limit or prohibit our ability to manufacture products and transfer know-how outside of Israel and require us to satisfy specified conditions.

Following a business combination, the target business we acquire may be receiving, or may receive in the future, grants from the government of Israel through the Office of the Chief Scientist of Israel’s Ministry of Industry, Trade and Labor for the financing of a portion of our research and development expenditures in Israel. Upon our acquisition of such entity, the Office of Chief Scientist will determine whether the entity will be eligible to continue receiving grants following the business combination. Additionally, the Israeli government has reduced the benefits available under this program in recent years and has indicated that it may reduce or eliminate these benefits in the future. When know-how or products are developed using Chief Scientist grants, the terms of these grants prohibit the transfer of the know-how out of Israel and would limit our ability to manufacture products based on this know-how outside of Israel without the prior approval of the Office of the Chief Scientist. Any approval, if given, will generally be subject to additional financial obligations. If we fail to comply with the conditions imposed by the Office of the Chief Scientist, including the payment of royalties with respect to grants received, we may be required to refund any payments previously received, together with interest and penalties. The difficulties in obtaining the approval of the Office of the Chief Scientist for the transfer of manufacturing rights out of Israel could have a material adverse effect on strategic alliances or other transactions that we may enter into in the future that provide for such a transfer. If we acquire a target business in Israel, any non-Israeli who becomes a holder of 5% or more of our outstanding common stock will be required to notify the Office of the Chief Scientist and to undertake to observe the law governing the grant programs of the Office of the Chief Scientist.

If we fail to satisfy the conditions specified by any “Approved Enterprise” program, we may be required to pay increased taxes and would likely be denied the tax benefits to which we are currently entitled in the future.

Following a business combination, the Investment Center of the Ministry of Industry, Trade and Labor, a part of the Israeli Government, may grant, or have already granted, “Approved Enterprise” status to some investment programs at our manufacturing facilities. “Approved Enterprises” are companies incorporated in Israel that qualify, based on certain criteria, for special treatment in respect of governmental benefits and grants designed to promote foreign and domestic investment. When we generate net income from Approved Enterprise programs approved as such on or before December 31, 2004, the portion of our income derived from these programs would be exempt from tax for a period of two to ten years and is subject to reduced tax for an additional period thereafter. The benefits available to an Approved Enterprise program depend upon the ability of the entity to adhere to the investment program filed with the Investment Center of the Israeli Ministry of Industry, Trade and Labor, and to the fulfillment of periodic reporting obligations. Additionally, tax benefits can be granted to certain “Benefited Enterprises” beginning in 2004, provided that the facilities meet the criteria for tax benefits under the Israeli Encouragement of Capital Investments Law. If we fail to comply with the conditions, in whole or in part, and, therefore do not qualify as an “Approved Enterprise” or a “Benefited Enterprise”, we may be required to pay additional taxes for the period in which we benefited from the tax exemption or reduced tax rates and would likely he denied these benefits in the future.

The ability of any Israeli subsidiary to pay dividends is subject to Israeli law and the amount of cash dividends payable may be subject to devaluation in the Israeli currency.

After the completion of any business combination, if such business combination involves us maintaining an Israeli subsidiary, the ability of such Israeli subsidiary to pay dividends to us will be governed by Israeli law, which provides that cash dividends maybe paid by an Israeli corporation only out of retained earnings as determined for statutory purposes in Israeli currency. In the event of a devaluation of the Israeli currency against the dollar, the amount in dollars available for payment of cash dividends out of prior years’ earnings will decrease accordingly. Cash dividends paid by an Israeli corporation to a corporation treated as a resident of the United States for the purposes of the Convention for the Avoidance of Double Taxation between Israel and the United States, will be subject to taxation by both Israel and the United States. The U.S. resident would, however, be permitted to claim a credit for such Israeli taxes against the U.S. income tax imposed with respect to such dividend, subject to the limitations applicable to foreign tax credits. Such dividends out of income derived in respect of a period for which an Israeli company is entitled to the reduced tax rate applicable to an Approved Enterprise or to a “Benefited Enterprise” are generally subject to withholding of Israeli income tax at source at a rate of 15% or less. Any Israeli subsidiary would generally be subject to additional Israeli taxes in respect of such dividends, generally equal to the tax benefits previously granted in respect of the underlying income by virtue of any Approved Enterprise status.

Because service and enforcement of legal process against our executive officers and directors is uncertain, investors may not be able to obtain or collect upon a judgment against such individuals and we may not be able to enforce our indemnity rights against our executive officers.

Service of process upon individuals or firms which are not resident in the United States may be difficult to obtain within the United States. Each of our directors and officers reside outside the United States. Furthermore, since most of our and such persons’ assets are outside the United States, any judgment obtained in the United States against us or such persons may not be collectible within the United States. We have appointed Corporation Service Company as our agent to receive service of process in any action against us in the United States. None of our officers or directors has consented to service of process in the United States or to the jurisdiction of any United States Court.

If we are unable to complete a business combination and are forced to distribute the proceeds held in trust to the holders of our Class B common stock, our executive officers have agreed that they will be personally liable to ensure that the proceeds in the trust fund are not reduced by the claims, if any, of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, or by any target business, and that have not executed an agreement waiving any right, title, interest or claim of any kind in or to any monies held in the trust; provided, however, that such liability shall not extend to claims of target businesses brought under Israeli law or in Israeli courts. Accordingly, if a judgment is obtained against the trust fund, we may not be able to enforce our indemnity rights against our executive officers.

We have been informed by our legal counsel in Israel, Yigal Arnon & Co., that, in such counsel’s opinion, there is substantial doubt as to the enforceability of civil liabilities under the Securities Act or the Exchange Act in original actions instituted in Israel. However, subject to certain time limitations, an Israeli court may declare a foreign civil judgment enforceable if it finds that (1) the judgment was rendered by a court which was, according to the laws of the jurisdiction of the court, competent to render the judgment, (2) the judgment is no longer appealable, (3) the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy, and

(4) the judgment is executory in the state in which it was given. A foreign judgment will not be declared enforceable if it was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases) or if its enforcement is likely to prejudice the sovereignty or security of the State of Israel. An Israeli court also will not declare a foreign judgment enforceable if it is proved to the Israeli court that (i) the judgment was obtained by fraud, (ii) there was no due process, (iii) the judgment was rendered by a court not competent to render it according to the laws of private international law in Israel, (iv) the judgment is at variance with another judgment that was given in the same matter between the same parties and which is still valid, or (v) at the time the action was brought in the foreign court a suit in the same matter and between the same parties was pending before a court or tribunal in Israel.

A specific permit of the Controller of Foreign Currency of the Bank of Israel is required before transferring out of Israel the proceeds of a foreign judgment enforced in Israel. Under existing law, a foreign judgment payable in foreign currency may be paid in Israel currency at the rate of exchange on the date of payment, but the judgment debtor may also make payment in foreign currency if the Israeli exchange control regulations then in effect permit such foreign currency payment. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency will ordinarily be linked to the Israeli consumer price index. Judgment creditors must bear the risk that they will be unable to convert their award into foreign currency that can be transferred out of Israel. All judgment creditors must bear the risk of unfavorable exchange rates.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be as set forth in the following table:

	Without Over- Allotment Option	Over-Allotment Option Exercised
Gross proceeds	$50,710,000	$58,316,500

Offering expenses(1)
Underwriting discount (5% of gross proceeds)	2,535,500	2,915,825
Legal fees and expenses (including blue sky services and expenses)	215,000	215,000
Miscellaneous expenses	53,352	53,352
Printing and engraving expenses	60,000	60,000
Accounting fees and expenses	35,000	35,000
SEC registration fee	15,842	15,842
NASD registration fee	15,306	15,306

Net proceeds
Held in trust	46,460,000	53,429,000
Not held in trust	1,320,000	1,577,175

Total net proceeds	$47,780,000	$55,006,175

Use of net proceeds not held in trust
Legal, accounting and other third-party expenses attendant to the due diligence investigations, structuring and negotiation of a business combination(2)	$250,000	18.9%	$250,000	15.9%
Due diligence of prospective target businesses	250,000	18.9%	250,000	15.9%
Payment of administrative fee to Danash Investment and Management Ltd. ($7,500 per month for 24 months)	180,000	13.7%	180,000	11.4%
Legal and accounting fees relating to SEC reporting obligations	50,000	3.8%	50,000	3.2%
Working capital to cover miscellaneous expenses, D&O insurance and general corporate purposes	590,000	44.7%	847,175	53.6%

Total	$1,320,000	100.0%	$1,577,175	100.0%

(1)	$188,025 of the offering expenses have been paid from the initial investment we received from our initial securityholders.
(2)	The $250,000 allocated to legal, accounting and other third-party expenses of structuring and negotiating a business combination are amounts we expect to pay to attorneys, accountants and other third parties we retain throughout the process of structuring and negotiation of a business combination, including due diligence, merger negotiations and regulatory filings and approvals.

$46,460,000, or $53,429,000 if the representative’s over-allotment option is exercised in full, of net proceeds will be placed in a trust account at JP Morgan Chase NY Bank maintained by American Stock Transfer & Trust Company, New York, New York, as trustee. The proceeds will not be released from the trust fund until the earlier of the completion of a business combination or the distribution of the proceeds to our Class B stockholders. The proceeds held in the trust fund may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination.

The payment to Danash Investment and Management Ltd., an entity wholly owned by Mr. Gad, our Executive Vice President, Chief Financial Officer and a Director, of a monthly fee of $7,500 is for general and administrative services including office space, utilities and administrative support. This arrangement is for our benefit and is not intended to provide Mr. Gad with compensation in lieu of a salary. We believe, based on rents and fees for similar services in the Tel-Aviv, Israel metropolitan area, that the fee charged by Danash Investment and Management Ltd. is at least as favorable as we could have obtained from an unaffiliated person.

We intend to use approximately $150,000 of the working capital allocation for director and officer liability insurance premiums and hold the balance of $440,000, or $697,175 if the representative’s over-allotment option is exercised in full, in reserve in case due diligence, legal, accounting and other third-party expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our officers and directors in connection with activities on our behalf as described below. In addition, although we have no present intention to do so, we could in the future find it necessary or desirable to use a portion of these funds to make a down payment or fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular business combination. If so, any such amount would be based on the terms of the specific business combination and the amount of our available funds at the time. If we use a portion of our funds for such a purpose and the related business combination does not occur and we are required to forfeit such funds (whether as a result of our breach of the agreement relating to the original payment or otherwise), we could, if such payment was large enough and we had already used up the funds allocated to due diligence and related expenses in connection with the aborted transaction, be left with insufficient funds to continue searching for, or conduct due diligence with respect to, other potential target businesses.

To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust fund that are not used for such purpose, as well as any other net proceeds not expended will be used to finance the operations of the target business.

The net proceeds of this offering not held in the trust fund and not immediately required for the purposes set forth above will be held as cash or cash equivalents or be invested only in United States “government securities,” defined as any Treasury Bill issued by within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act. The interest income derived from investment of these net proceeds during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.

Commencing on the effective date of this prospectus through the consummation of the acquisition of the target business, we will pay Danash Investment and Management Ltd. the fee described above. Other than this $7,500 per month administrative fee, no compensation of any kind (including finder’s and consulting fees) will be paid to any of our initial securityholders, including our officers and directors, or any of their affiliates, prior to, or for any services they render in order to effectuate, the consummation of the business combination. However, they will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board (or by a court of competent jurisdiction if such reimbursement is challenged). Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

A Class B stockholder will be entitled to receive funds from the trust fund (including interest earned on his, her or its portion of the trust fund) only in the event there is no business combination or if that Class B stockholder were to seek to convert such shares into cash in connection with a business combination which the Class B stockholder voted against and which we actually consummate. In no other circumstances will a Class B stockholder have any right or interest of any kind to or in the trust fund. Under no circumstances will holders of common stock have any right or interest of any kind to or in the trust fund.

DILUTION

Throughout this “Dilution” section, the use of the term “our common stock” means and includes both our common stock and our Class B common stock unless the context requires otherwise.

The difference between the public offering price per share of our common stock, assuming no value is attributed to the Class W warrants and Class Z warrants included in the Series A units and Series B units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of Class B common stock which may be converted into cash), by the number of outstanding shares of our common stock.

At February 6, 2006, our net tangible book value was a deficit of $121,894, or a deficit of $1,218.94 per share of common stock. After giving effect to the sale of 1,000,000 shares of common stock and 9,200,000 shares of Class B common stock included in the Series A units and Series B units, respectively, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value at February 6, 2006 would have been $38,685,075 or approximately $4.63 per share, representing an immediate increase in net tangible book value of $1,223.57 per share to the existing stockholders and an immediate dilution of $0.34 per share or 6.8% to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $9,287,354 less than it otherwise would have been because if we effect a business combination, the conversion rights to the Class B stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the Class B shares sold in this offering at a per-share conversion price equal to the amount in the trust fund as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares of Class B common stock sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Weighted average public offering price		$4.97
Net tangible book value before this offering	$(1,218.94)
Increase attributable to new investors	$1,223.57

Pro forma net tangible book value after this offering		$4.63

Dilution to new investors		$0.34

The following table sets forth information with respect to our existing stockholders and the new investors:

	All Classes of Common Stock Purchased		Total Consideration		Weighted Average Price Per Share
	Number	Percentage	Amount	Percentage
Existing stockholders	100	0.0%	$500	0.0%	$5.00
New investors	10,200,000	100.0%	$50,710,000	100.0%	$4.97

	10,200,100	100.0%	$50,710,500	100.0%

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value deficit before this offering	$(121,894)
Net proceeds from this offering	47,780,000
Offering costs excluded from net tangible book value before this offering	314,323
Less: Proceeds held in trust subject to conversion to cash ($46,460,000 x 19.99%)	(9,287,354)

$38,685,075

Denominator:
Shares of common stock outstanding prior to this offering	100
Shares of common stock included in the units offered	10,200,000
Less: Shares subject to conversion (9,200,000 x 19.99%)	(1,839,080)

8,361,020

CAPITALIZATION

The following table sets forth our capitalization at February 6, 2006 on an actual basis and as adjusted to give effect to the sale of our Series A units and Series B units and the application of the estimated net proceeds derived from the sale of our Series A units and Series B units:

	February 6, 2006
	Actual	As Adjusted
Class B Common stock, $.0001 par value, no shares, actual, and 1,839,080 shares, as adjusted, subject to possible conversion (conversion value $5.05 per share)	$—	$9,287,354

Stockholders’ equity:
Preferred stock, $.0001 par value, 5,000 shares authorized; none issued or outstanding	$—	$—
Common stock, $.0001 par value, 40,000,000 shares authorized; 100 shares issued and outstanding; 1,000,100 shares issued and outstanding, as adjusted	$—	$100
Class B Common stock, $.0001 par value, 12,000,000 shares authorized; no shares issued and outstanding, actual, 7,360,920 shares issued and outstanding, actual (excluding 1,839,080 shares subject to possible conversion), as adjusted	$—	$736
Additional paid-in capital	$248,000	$38,739,810
Accumulated deficit	$(55,571)	$(55,571)

Total stockholder’s equity	$192,429	$38,685,075

Total capitalization	$192,429	$47,972,429

If we consummate a business combination, the conversion rights afforded to our Class B stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of Class B shares sold in this offering at a per-share conversion price equal to the amount in the trust fund as of two business days prior to the consummation of the proposed consummation of a business combination, inclusive of any interest thereon, divided by the number of Class B shares sold in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on August 1, 2005 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with a currently unidentified operating business which has an existing revenue stream from, or operations or research and development facilities located in, Israel, or which is a company located outside of Israel which management believes would benefit from establishing such facilities or operations in Israel. In August 2005, we sold 100 shares of common stock, 2,475,000 Class W warrants and 2,475,000 Class Z warrants for a total of $248,000. We intend to utilize cash derived from these transactions, the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of our stockholders;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stockholders;

•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carryforwards, if any, and most likely will also result in the resignation or removal of some or all of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

We estimate that the net proceeds from the sale of the Series A and Series B units, after deducting offering expenses of approximately $394,500, and underwriting discounts of approximately $2,535,500 (or $2,915,825 if the representative’s over-allotment option is exercised in full), will be approximately $47,780,000, or $55,006,175 if the representative’s over-allotment option is exercised in full. Of this amount, $46,460,000, or $53,429,000 if the representative’s over-allotment option is exercised in full, will be held in trust and the remaining $1,320,000, or $1,577,175 if the representative’s over-allotment option is exercised in full, will not be held in trust. We will likely use substantially all of the net proceeds of this offering, including the funds held in the trust account, together with our existing cash, to acquire a target business. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the remaining proceeds held in the trust account that are not used for such purpose, as well as any other net proceeds not expended to acquire a target business will be used as working capital to finance the operations of the target business.

We believe that, upon consummation of this offering, the funds available to us outside of the trust fund will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing due diligence on, traveling to and from the offices, plants or similar locations of, and reviewing corporate documents and material agreements of, prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We anticipate approximately $250,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, and the structuring and negotiating of a business combination, $250,000 of expenses for the due diligence investigations of prospective target businesses, $180,000 for the administrative fee payable to Danash Investment and Management Ltd. ($7,500 per month for 24 months), $50,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $590,000 (or $847,175 if the representative’s over-allotment option is exercised in full) for general working capital that will be used for miscellaneous expenses and reserves, including approximately $150,000 for director and officer liability insurance premiums. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through the sale of our securities or through loan arrangements if such funds are required to consummate a business combination that we deem desirable or suitable for us. We have not, however, engaged or retained, had any discussions with, or entered into any agreement with, any third party regarding any potential additional funding for a business combination. If we do determine to seek such additional funds, we would only consummate such a financing simultaneously with the consummation of a business combination.

In addition, if we acquire a company in Israel, we may be subject to existing or future rules and regulations on currency conversion. In 1998, the Israeli currency control regulations were liberalized significantly, and there are currently no currency controls in place. However, legislation remains in effect pursuant to which such currency controls could be imposed in Israel by administrative action at any time. If such controls were reinstated, it could adversely affect our ability to effectively utilize our cash flow.

We are obligated, commencing on the date of this prospectus, to pay to Danash Investment and Management Ltd., an affiliate of Mr. Gad, a monthly fee of $7,500 for general and administrative services.

We have agreed to issue to the representative of the underwriters, for $100, an option to purchase up to a total of 25,000 Series A units and/or up to a total of 230,000 Series B units. We estimate that the value of this option is approximately $765,000 using a Black-Scholes option-pricing model. The fair value of the option granted to the representative is estimated as of the date of grant using the following assumptions: (1) expected volatility of 44.971%, (2) risk-free interest rate of 4.50% and (3) contractual life of 5 years.

PROPOSED BUSINESS

Introduction

We are a Delaware blank check company incorporated on August 1, 2005, to serve as a vehicle for the acquisition of an operating business which has operations or facilities located in Israel, or which is a company operating outside of Israel which management believes would benefit from establishing operations or facilities in Israel. Our efforts in identifying a prospective target business will not be limited to a particular industry.

Israeli operations

We believe that Israel represents an attractive operating environment for a target business for several reasons, including:

•	Israel’s rapidly growing economy. Israel’s Central Bureau of Statistics (CBS) reported that in 2005 Israel’s gross domestic product increased by 5.2%, following a 4.4% rise in 2004, making it one of the fastest growing economies in the western world. Standard & Poors expects Israel’s gross domestic product to grow by 4.1% in 2006. CBS also reported that Israeli exports of goods and services grew by 7% in 2005. We believe that the strong performance of the Israeli economy in 2005 and the positive outlook for 2006, make Israel an attractive operating environment in which to find a target company.

•	We believe that Israel offers the modern infrastructure and services required for businesses to compete effectively, including:

•	efficient and sophisticated communication systems;

•	reliable energy infrastructure;

•	developed transportation system with modern international gateways;

•	protection of trademarks, patents and other intellectual property;

•	highly developed and transparent financial system and a legal system based on common & corporate law; and

•	active sophisticated capital markets where companies can simultaneously list their securities on the Tel-Aviv Stock Exchange and foreign exchanges.

•	Israel’s highly educated and trained work force. According to the Israel Export and International Cooperation Institute (the “IEIC”), Israel’s work force is one of the most educated work forces in the world, with approximately 30% of its work force having received university degrees, many in the science and engineering sectors.

•	Entrepreneurial spirit. The IEIC has found that Israel has the largest number of start-up enterprises in the world in proportion to its population, and is second only to the United States in absolute numbers. This entrepreneurial spirit and quest for innovation, coupled with Israel’s highly educated workforce, makes Israel an attractive center for technological innovations.

•	Favorable tax incentives and funding plans offered by the Israeli government to growth companies. The Israeli government contributes millions of dollars annually to help the growth of small companies and the technologies that these companies develop. These contributions are made through reduced taxation to companies that comply with established criteria.

•	Israel has a strong credit rating. In November 2005, Fitch, an international credit rating agency, reaffirmed Israel’s credit rating at “A-”, noting the high growth rate of the Israeli economy, Israel’s low government deficit and a decrease in the government’s debt level as positive factors in the country’s risk profile. Additionally, Standard & Poors recently affirmed its A-1 short-term currency rating for Israel.

•	Foreign investments in Israel have increased. The amount of foreign money invested in Israel increased by 67% from $5.8 billion in 2004 to $9.7 billion in 2005.

•	Israel’s continuing trend of privatization. Following the privatization of El-Al, Israel’s national airline, and Zim, its navigation company, in 2003 and 2004, respectively, the Israeli government continued its accelerated privatization policy in 2005 with the privatization of Bezeq, its telecommunications company, and Bank Leumi and Discount Bank, the second and third largest banks in Israel. Foreign investors such as Apax, the Cerebos Fund, the Bronfman Group and the Saban Group were involved in these transactions. In 2006, the Israeli Government plans to continue and privatize the Israel military industries and the oil refineries. This continuing trend of privatization and foreign investment will stimulate the Israeli economy and create a landscape in which companies can compete effectively.

•	Proven success. According to the Nasdaq Stock Market, as of February 2005, there were more Israeli-based companies that were traded on the NASDAQ than any other country in the world, with the exception of the United States and Canada. Israel also ranks highly in the number of listed technology companies on many European stock exchanges.

According to the Israel Venture Capital Research Center, since 1999, $9 billion in venture capital was invested in Israel’s high-tech industry, which funded over 1,500 high-tech companies. We believe that this high degree of venture capital being invested in Israel, when compared to other countries, makes Israel a favorable environment for making acquisitions as there should be a greater number of prospective target businesses searching for liquidity events.

We believe that the costs, risks and management disruption involved in the traditional initial public offering process makes a transaction with us an attractive alternative exit strategy. We further believe our company provides an attractive opportunity for an Israeli company to gain access to the U.S. equity markets. According to IVC research, in 2005, only five Israeli companies completed initial public offerings in the U.S. capital markets compared to 35 on the Tel-Aviv Stock Exchange and 19 on the London Stock Exchange. As a result, we believe that we will be able to attract successful Israeli companies since our company offers a more viable and expeditious access to U.S. equity markets, which Israeli companies have traditionally preferred due to the higher visibility, liquidity and volume the U.S. equity markets offer.

Israeli Government Programs

Following a business combination with a target business in Israel, we may benefit from various policies implemented by the Government of Israel, including reduced taxation and special subsidy programs, designed to stimulate economic activity, particularly the high technology exporting industry:

Law for the Encouragement of Capital Investments, 1959

The Law for the Encouragement of Capital Investments, 1959, referred to as Investment Law, provides that capital investments in production facilities (or other eligible facilities) may, upon application to the Investment Center of the Israeli Ministry of Industry and Trade, the competent authority within the Israeli government for granting “Approved Enterprise” status (the “Investment Center”), be designated as an Approved Enterprise. The principal stated objectives of the Investment Law are to promote the development of industry, the creation of jobs and the growth of exports. In order to obtain Approved Enterprise status, a company must file an application with the Investment Center of the Israeli Ministry of Industry, Trade and Labor with respect to a proposed capital investment program. The application needs to specify the details of the proposed capital investment (including timetable, specific capital assets/ equipment in which the company will invest and budget for each item) and how the investment will further the objectives that underlie the Approved Enterprise program. Each instrument of approval for an Approved Enterprise relates to a specific investment program, delineated both by the financial scope of the investment, including sources of funds, and by the physical characteristics of the facility or other assets. The tax benefits available under any instrument of approval relate only to taxable profits attributable to the specific program and are contingent upon meeting the criteria set out in the instrument of approval.

A recent amendment to the Investment Law, which was effective as of April 1, 2005 has significantly changed the provisions of the Investment Law. The amendment limits the scope of enterprises which may be approved by the Investment Center by setting criteria for the approval of a facility as an Approved Enterprise, such as provisions generally requiring that at least 25% of the Approved Enterprise’s income will be derived from export. Additionally, the amendment enacted major changes in the manner in which tax benefits are awarded under the Investment Law so that companies no longer require Investment Center approval in order to qualify for tax benefits.

However, the Investment Law provides that terms and benefits included in any certificate of approval already granted will remain subject to the provisions of the law as they were on the date of such approval. Therefore a target business that was approved as an Approved Enterprise prior to the amendment will generally not be subject to the provisions of the amendment (which are described below).

Subject to certain provisions concerning income subject to the Alternative Benefits (see below), any distributed dividends are deemed attributable to the entire enterprise, and the effective tax rate represents the weighted combination of the various applicable tax rates. A company may elect to attribute any dividend distributed by it only to income not subject to the Alternative Benefits.

Tax Benefits for Income from Approved Enterprises Approved Prior to the Amendment to the Investment Law

An Approved Enterprise may elect to forego any entitlement to the grants otherwise available under the Investment Law and, in lieu of the foregoing, participate in an alternative benefits program under which the undistributed income from the Approved Enterprise is fully exempt from corporate tax for a defined period of time, We expect that a target business with an Approved Enterprise is likely to elect the alternative benefits program rather than grants. The period of tax exemption ranges from between two and ten years, depending upon the location within Israel of the Approved Enterprise. Upon expiration of the exemption period, the Approved Enterprise would be eligible for the otherwise applicable reduced tax rates under the Investment Law for the remainder, if any, of the otherwise applicable benefits period. If a company has more than one Approved Enterprise program or if only a portion of its capital investments are approved, its effective tax rate is the result of a weighted combination of the applicable rates. The tax benefits from any certificate of approval relate only to taxable profits attributable to the specific Approved Enterprise. Income derived from activity that is not integral to the activity of the enterprise should not be divided between the different enterprises and would therefore not enjoy tax benefits.

Income derived from an Approved Enterprise is generally subject to a reduced tax rate of 25% for a period of seven years. However, further reductions in tax rates may apply depending on the percentage of the non-Israeli investment in a company’s share capital and the percentage of its combined share and loan capital owned by non-Israeli residents. We cannot assure you that the current benefit program will continue to be available or that we will qualify for its benefits following a business combination.

A company that has elected to participate in the alternative benefits program and that subsequently pays a dividend out of the income derived from the Approved Enterprise during the tax exemption period will be subject to corporate tax in respect of the amount distributed (including withholding tax thereon) at the rate that would have been applicable had the company not elected the alternative benefits program. The dividend recipient is taxed at the reduced withholding tax rate of 15%, applicable to dividends from Approved Enterprises if the dividend is distributed within 12 years after the benefits period or other rate provided under a treaty. The withholding tax rate will be 25% after such period or a lower rate at provided by a relevant treaty. In the case of a company with a foreign investment level (as defined by the Investment Law) of 25% or more, the 12-year limitation on reduced withholding tax on dividends does not apply.

The Investment Law also provides that an Approved Enterprise is entitled to accelerated tax depreciation on property and equipment included in an approved investment program.

The benefits available to an Approved Enterprise would be conditional upon the ability of the entity to adhere to the investment program filed with the Investment Center of the Israeli Ministry of Industry, Trade and Labor and to the fulfillment of periodic reporting obligations. If, following a business combination, we fulfilled the required conditions and became designated as an Approved Enterprise but subsequently violated those conditions, in whole or in part, we would be required to refund the amount of tax benefits that we were entitled to, plus an amount linked to the Israeli consumer price index, interest and penalties.

Tax Benefits under the Amendment to the Investment Law

As a result of the amendment, it is no longer necessary for a company to acquire Approved Enterprise status in order to receive the tax benefits previously available under the Alternative Benefits provisions, and therefore such companies need not apply to the Investment Center for this purpose (Approved Enterprise status remains mandatory for companies seeking grants). Rather, a company may claim the tax benefits offered by the Investment Law directly in its tax returns, provided that its facilities meet the criteria for tax benefits set out by the amendment.

Tax benefits are available under the amendment to production facilities (or other eligible facilities), which are generally required to derive more than 25% of their business income from export. In order to receive the tax benefits, the amendment states that the company must make an investment in the Benefited Enterprise which will meet the conditions specified in the Investment Law. Where a company requests to have the tax benefits apply to an expansion of existing facilities, then only the expansion will be considered a Benefited Enterprise and the company’s effective tax rate will be the result of a weighted combination of the applicable rates.

The tax benefits available under the amendment to qualifying income of a Benefited Enterprise are determined by the geographic location of the Benefited Enterprise. The undistributed income derived from the Benefited Enterprise remain fully tax exempt for two to ten years, and subject to tax at a rate of 10%-25% for the remainder of the benefit period, depending on the extent of foreign investment in the Company. The period for which tax benefits are available under the amendment is also determined by the geographical location of the Benefited Enterprise.

Dividends paid out of income derived by a Benefited Enterprise (or out of dividends received from a company whose income is derived from a Benefited Enterprise) are generally subject to withholding tax at the rate of 15% (deductible at source). The reduced rate of 15% is limited to dividends and distributions out of income derived from a Benefited Enterprise during the benefits period and actually paid at any time up to 12 years thereafter. A company qualifying for tax benefits under the amendment which pays a dividend out of income derived by its Benefited Enterprise during the tax exemption period will be subject to tax in respect of the gross amount of the dividend at the otherwise applicable rate of 25%, (or lower in the case of a qualified foreign investment company which is at least 49% owned by non-Israeli residents). The dividend recipient would be subject to tax at the rate of 15% on the amount received which tax would be deducted at source. The amendment sets a minimal amount of foreign investment required for a company to be regarded a foreign investment company.

Grants from the Israeli Office of the Chief Scientist

Under the Encouragement of Research and Development in Industry Law, 5744-1984, commonly referred to as the R&D Law, research and development programs that are approved by the research committee of the Office of the Chief Scientist of Israel’s Ministry of Industry, Trade & Labor are eligible for grants to reimburse certain approved expenditures of such programs, as determined by the committee. In order to be eligible, the applicant must be an Israeli company that proposes to invest in the development of industrial know-how, the development of new products, the development of new processing or manufacturing procedures or the development of significant improvements to an existing process or product. A committee of the Office of the Chief Scientist reviews the applications, evaluates the feasibility of the proposal, determines whether or not to approve a grant, and also determines the extent of Chief Scientist funding (within a range specified by the law) for approved projects. Depending on the nature of the project, the Chief Scientist grants can be between 20% and 75% of the approved research expenses, although in moat cases the Chief Scientist participation is 50%.

In exchange, the recipient of the grants is required to pay the Office of the Chief Scientist royalties emanating from products incorporating know-how developed within the framework of each program or derived therefrom (including ancillary services in connection therewith), up to an aggregate of 100% of the dollar-linked value of the total grants received in respect of such program, plus interest, unless the recipient manufactures the product outside Israel, in which case additional royalties are payable, as mentioned below.

The terms of the Israeli government participation also require that the manufacture of products developed with government grants be performed in Israel, unless otherwise approved by the research committee. If any of the manufacturing is performed outside of Israel, the company would ordinarily be required to pay royalties at an increased rate and to increase the aggregate repayment amount to between 120% and 300% of the grant amount, depending upon the manufacturing volume that is performed outside of Israel.

The R&D Law also provides that the know-how developed under an approved research and development program may not be transferred to third parties in Israel without prior approval of the research committee. This approval, however, is not required for the sale or export of any products resulting from such research and development. Approval of such transfer of know-how may be granted in specific circumstances, only if the recipient abides by the provisions of the R&D Law and related regulations, including the restrictions on the transfer of know-how and the obligation to pay royalties in an amount that may be increased. The R&D Law further provides that the know-how developed under an approved research and development program may not be transferred to any third parties outside Israel.

The R&D Law imposes reporting requirements with respect to certain changes in the ownership of a grant recipient. The law requires the grant recipient and its controlling shareholders and interested parties to notify the Office of the Chief Scientist of any change in control of the recipient or a change in the holdings of the significant stockholders of the recipient that results in a non-Israeli becoming an interested party directly in the recipient and requires the new interested party to undertake to the Office of the Chief Scientist to comply with the R&D Law. In addition, the rules of the Office of the Chief Scientist may require prior approval of the Office of the Chief Scientist or additional information or representations in respect of certain of such events. Accordingly, if we acquire a target business that has know-how developed under an approved research and development program, any non-Israeli who acquires 5% or more of our common stock may be required to notify the Office of the Chief Scientist that it has become an interested party and to sign an undertaking to comply with the R&D Law.

The funds available for Office of the Chief Scientist grants out of the annual budget of the State of Israel have been reduced, and the Israeli authorities have indicated that the government may further reduce or abolish Office of the Chief Scientist grants in the future. Even if these grants are maintained, we cannot presently predict whether any target business would be eligible for or seek these grants, or what would be the amounts of future grants, if any, that we might receive following a business combination.

The Israeli Companies Law

Under the Israeli Companies Law – 1999, referred to as the Companies Law, Israeli companies are subject to certain restrictions with respect to changes in control of the company:

•	Tender Offer. A person wishing to acquire shares or any class of shares of a publicly traded Israeli company and who would as a result hold over 90% of the company’s issued and outstanding share capital or of a class of shares which are listed, is required by the Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company. If the shareholders that do not respond to the offer hold less than 5% of the issued share capital of the company, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. The Companies Law provides for an exception regarding the threshold requirement for a shareholder that prior to and following February 2000 holds over 90% of a company’s issued and outstanding share capital. However, the shareholders may petition the court to alter the consideration for the acquisition. If the dissenting shareholders hold more than 5% of the issued and outstanding share capital of the company, the acquirer may not acquire additional shares of the company from shareholders who accepted the tender offer if following such acquisition the acquirer would then own over 90% of the company’s issued and outstanding share capital.

The Companies Law provides that an acquisition of shares of a public company must be made by means of a tender offer if as a result of the acquisition the purchaser would become a 25% or greater shareholder of the company. This rule does not apply if there is already another 25% shareholder of the company. Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a tender offer if as a result of the acquisition the purchaser would become a 45% or greater shareholder of the company, if there is no 45% or greater shareholder of the company.

•	Merger. The Companies Law permits merger transactions if approved by each party’s board of directors and the majority of each party’s shares voted on the proposed merger at a shareholders’ meeting called on at least 21 days’ prior notice. Under the Companies Law, merger transactions may be approved by holders of a simple majority of our shares present, in person or by proxy, at a general meeting and voting on the transaction. In determining whether the required majority has approved the merger, if shares of a company are held by the other party to the merger, or by any person holding at least 25% of the outstanding voting shares or 25% of the means of appointing directors of the other party to the merger, then a vote against the merger by holders of the majority of the shares present and voting, excluding shares held by the other party or by such person, or anyone acting on behalf of either of them, is sufficient to reject the merger transaction. If the transaction would have been approved but for the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of any of the parties to the merger. In addition, a merger may not be executed unless at least 30 days have passed from the receipt of the shareholders’ approval and 50 days have passed from the time that a proposal for approval of the merger has been filed with the Israeli Registrar of Companies.

Enforceability of Certain Civil Liabilities and Agent for Service of Process in the United States

Our directors and executive officers are not residents of the United States. Substantially all of our assets and the assets of such persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or us or to enforce against them judgments of United States courts predicated upon civil liability provisions of the United States federal or state securities laws. Moreover, there is substantial doubt as to the enforceability in Israel against us or any of our directors and officers who are not residents of the United States, in original actions in Israel of civil liabilities predicated solely on the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934. However, subject to certain time limitations, an Israeli court may declare a foreign civil judgment enforceable if it finds that:

•	the judgment was rendered by a court which was, according to the laws of the jurisdiction of the court, competent to render the judgment,

•	the judgment is no longer appealable,

•	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy, and

•	the judgment is executory in the state in which it was given.

A foreign judgment will not be declared enforceable if it was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases) or if its enforcement is likely to prejudice the sovereignty or security of the State of Israel. An Israeli court also will not declare a foreign judgment enforceable if it is proved to the Israeli court that:

•	the judgment was obtained by fraud,

•	there was no due process,

•	the judgment was rendered by a court not competent to render it according to the laws of private international law in Israel,

•	the judgment is at variance with another judgment that was given in the same matter between the same parties and which is still valid, or

•	at the time the action was brought in the foreign court a suit in the same matter and between the same parties was pending before a court or tribunal in Israel.

We have appointed Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808, as our agent in the United States upon which service of process against us may be made. None of our officers or directors has consented to service of process in the United States or to the jurisdiction of any United States court.

Effecting a business combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, as well as our existing cash, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations we may ultimately undertake. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various federal and state securities laws. In the alternative, a business combination may involve a company which may be financially unstable or in its early stages of development or growth.

We have not identified a target business or target industry

To date, we have not selected any target business or target industry on which to concentrate our search for a business combination. Our officers, directors, promoters and other affiliates have not engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us, nor have we, nor any of our agents of affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible acquisition transaction with our company. We have also not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate. Moreover, we have not engaged or retained any agent or other representative to identify or locate such an acquisition candidate on our behalf. We have also not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms.

Subject to the limitations that a target business have an existing revenue stream from, or operations or research and development facilities located in, Israel, or be a company operating outside of Israel which management believes would benefit from establishing operations or facilities in Israel, and a fair market value of at least 80% of our net assets at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. We have not conducted any research with respect to identifying potential acquisition candidates for our company, or with respect to determining the likelihood or probability of whether or not we will be able to locate and complete a business combination. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses

While we have not yet identified any acquisition candidates, we believe, based on our management’s collective business experience, that there are numerous acquisition candidates in Israel for us to target. Following the consummation of the offering, we expect to generate a list of potential target opportunities from a host of different sources. The candidates comprising the list of potential business combinations will be examined through analysis of available information and general due diligence. We will then narrow our search for potential target opportunities through this due diligence process, focusing on what we determine are the most promising businesses for us to target. We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including securities broker-dealers, investment bankers, venture capitalists, bankers and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses in which they think we may be interested on an unsolicited basis since many of these sources will have read this prospectus and know what types of business we are targeting. Our initial securityholders, including our officers and directors, and their affiliates may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis (other than HCFP/Brenner Securities in the manner described below), we may engage these firms in the future, in which event we may pay a finder’s fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. In no event, however, will any of our initial securityholders, including our officers and directors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for services they render in order to effectuate, the consummation of a business combination.

Selection of a target business and structuring of a business combination

Subject to the requirement that our initial business combination must be with a target business which has operations or facilities located in Israel or which is a company operating outside of Israel which management believes would benefit from establishing operations or facilities in Israel and has a fair market value that is equal to at least 80% of our net assets at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Moreover, there is no limitation on our ability to raise additional funds through the sale of our securities or through loan transactions that would, if we were successful in raising such funds, enable us to acquire a target company with a fair market value significantly in excess of 80% of our net assets.

In evaluating a prospective target business, our management will consider, among other factors, the following:

•	financial condition and results of operation;

•	growth potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	barriers to entry;

•	stage of development of the products, processes or services;

•	degree of current or potential market acceptance of the products, processes or services;

•	proprietary features and degree of intellectual property or other protection of the products, processes or services;

•	regulatory environment of the industry; and

•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which will be made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage such third parties. We will also seek to have all prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust. If any prospective target business refuses to execute such agreement, it is unlikely we would continue negotiations with such target business. However, we would weigh the risks of potential liability and amount of exposure to the trust fund against the attractiveness of the particular business opportunity in making any such decision.

We will endeavor to structure a business combination so as to achieve the most favorable tax treatment to us, the target business and both companies’ stockholders. We cannot assure you, however, that the Internal Revenue Service, appropriate state tax authorities or Israeli tax authorities will agree with our tax treatment of the business combination.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

We have engaged HCFP/Brenner Securities, the representative of the underwriters, on a non-exclusive basis, to act as our investment banker to assist us in structuring a business combination and negotiating its terms

(but not for purposes of locating potential target candidates for our business combination). We will pay the representative a cash fee at the closing of our business combination of $1,500,000.

Fair market value of target business

The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition, although we may acquire a target business whose fair market value significantly exceeds 80% of our net assets. To this end, we may seek to raise additional funds through the sale of our securities or through loan arrangements if such funds are required to consummate such a business combination, although we have not engaged or retained, had any discussions with, or entered into any agreements with, any third party regarding any such potential financing transactions. If we were to seek such additional funds, any such arrangement would only be consummated simultaneously with our consummation of a business combination. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm that is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that the fair market value of the target business meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business has sufficient fair market value.

Lack of business diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, initially we will have the ability to complete only a single business combination. Accordingly, the prospects for our success may be entirely dependent upon the future performance of such single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

Additionally, in the event our business combination involves the simultaneous acquisition of several related businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Limited ability to evaluate the target business’ management

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company intending to embark on a program of business development. Furthermore, the future role of our officers and directors, if any, in the target business cannot presently be stated with any certainty. Although Messrs. Matty Karp, Carmel Vernia and Dror Gad may remain with us in senior management or advisory positions following a business combination, it is possible that some of them will not devote their full efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to our company after the consummation of the business combination. While the personal and financial interests of such individuals may cause them to have a conflict of interest in determining whether a potential business combination is more appropriate for us and influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with our company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers will have the skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for Class B stockholder approval of business combination

Prior to the completion of a business combination, we will submit the transaction to our Class B stockholders for approval, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with seeking Class B stockholder approval of a business combination, we will furnish our Class B stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business. These materials will also be mailed to the holders of our common stock although their vote will not be solicited.

We will not proceed with a business combination if the holders of a majority of the Class B common shares cast at the meeting to approve the business combination fail to vote in favor of such business combination or if stockholders owning 20% or more of the outstanding shares of Class B common stock both exercise their conversion rights and vote against the business combination. If our officers and directors purchase Series B units in this offering or in the open market or Class B common stock in the open market, they would be entitled to vote as they choose on a proposal to approve a business combination and exercise their conversion rights in connection therewith.

Conversion rights

At the time we seek Class B stockholder approval of any business combination, we will offer each Class B stockholder the right to have his, her or its shares of Class B common stock converted to cash if he, she or it votes against the business combination and the business combination is approved and completed. The holders of our common stock will not be entitled to seek conversion of their shares. The actual per-share conversion price will be equal to the amount in the trust fund inclusive of any interest (calculated as of two business days prior to the proposed consummation of the business combination), divided by the number of Class B shares sold in this offering. Without taking into account any interest earned on the trust fund, the initial aggregate conversion price of the two shares of Class B common stock included in the Series B units would be $10.10, which is equivalent to the Series B unit offering price of $10.10. An eligible Class B stockholder may request conversion at any time after the mailing to our Class B stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the Class B stockholder votes against the business combination and the business combination is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. The funds to be distributed to Class B stockholders entitled to convert their Class B shares who elect conversion will be distributed promptly after completion of a business combination. Any Class B stockholder who converts his, her or its stock into his, her or its share of the trust fund still has the right to exercise the Class W warrants that he, she or it received as part of the Series B units. We will not complete any business combination if Class B stockholders, owning 20% or more of the Class B shares outstanding, both vote against the business combination and exercise their conversion rights.

Distribution of trust fund to Class B stockholders if no business combination

If we do not complete a business combination within 18 months after the completion of this offering, or within 24 months after the completion of this offering if the extension criteria described below have been satisfied, our charter provides that we distribute to all of our Class B stockholders, in proportion to their respective equity interest in the Class B common stock, an aggregate sum equal to the amount in the trust fund, inclusive of any interest, and all then outstanding shares of Class B common stock will be automatically cancelled. There will be no distribution from the trust fund with respect to our common stock or our Class W and Class Z warrants. Our charter further provides that certain provisions that apply prior to a business combination, including those provisions relating to the distribution of the trust fund if no business combination occurs within the prescribed time periods, cannot be amended. Our counsel has advised us that these restrictions on charter amendments may not be enforceable under Delaware law. Nevertheless, we view these business combination procedures in our charter and this prospectus as obligations to investors and we will not propose any amendments to these procedures to our stockholders.

Without taking into account any interest earned on the trust fund, the initial aggregate conversion price of the two shares of Class B common stock included in the Series B units would be $10.10, which is equivalent to the Series B unit offering price of $10.10. The proceeds deposited in the trust fund could, however, become subject to the claims of our creditors which could be prior to the claims of our Class B stockholders. If we are unable to complete a business combination and are forced to distribute the proceeds held in trust to our Class B stockholders, each of our executive officers have agreed that they will be personally liable to ensure that the proceeds in the trust fund are not reduced by the claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, or by any target business, and that have not executed an agreement waiving any right, title, interest or claim of any kind in or to any monies held in the trust; provided, however, that such liability shall not extend to claims of target businesses brought under Israeli law or in Israeli courts. We have questioned these individuals and reviewed their financial information and believe that each of these individuals has a substantial net worth. Moreover, because our offices are located in Israel, it is likely that the vendors and other entities with which we do business will be located in Israel and prospective target businesses will likely have operations or facilities in Israel. We therefore expect that most claims that could be brought against us would be brought under Israeli law and/or in Israeli courts and will be outside the indemnification obligations of our executive officers. As a result, we believe that these individuals will be able to satisfy their indemnification obligations. However, we cannot assure you this will be the case. Accordingly, the proceeds held in trust could be subject to claims which could take priority over the claims of the holders of our Class B common stock. We cannot assure you that the per-share distribution from the trust fund will not be less than $5.05 due to claims of creditors.

If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the completion of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to do so by the expiration of the 24-month period from the completion of this offering, we will then notify the trustee of the trust fund to commence liquidating the investments constituting the trust fund and will turn over the proceeds to our transfer agent for distribution to our Class B stockholders. Our instruction to the trustee would be given promptly after the expiration of the applicable 18-month or 24-month period.

A Class B stockholder shall be entitled to receive funds from the trust fund only in the event we do not complete a business combination within the applicable time periods or if the Class B stockholder elected to convert his, her or its shares into cash upon our completion of a business combination that the Class B stockholder voted against and such business combination is actually completed by us. In no other circumstances shall a Class B stockholder have any right or interest of any kind to or in the trust fund. Holders of our common stock will not be entitled to receive any of the proceeds held in the trust fund.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust fund could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust fund, we cannot assure you we will be able to return to our Class B stockholders at least $5.05 per share.

Liquidation if no business combination

Pursuant to our certificate of incorporation, if we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if the extension criteria have been satisfied) our purpose and powers will be limited to dissolving, liquidating and winding up. We view this obligation to dissolve and liquidate as an obligation to our stockholders and neither we nor our board of directors will take any action to amend or waive any provision of our certificate of incorporation to allow us to survive for a longer period of time if it does not appear we will be able to consummate a business combination within the foregoing time periods. Upon the expiration of the prescribed time periods, all outstanding shares of Class B common stock will automatically be cancelled and revert to the status of authorized but unissued shares of Class B common stock and we will distribute the proceeds held in our trust fund, inclusive of any interest thereon, to the holders of Class B common stock as promptly as practicable.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, as stated above, it is our intention to distribute the proceeds of the trust fund to our Class B stockholders prior to dissolution and make liquidating distributions to our common stockholders as soon as reasonably possible after dissolution and, therefore, we do not intend to comply with those procedures. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan of dissolution that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. As described above, we are obligated to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. Nevertheless, there are significant limitations on our obligation to obtain such waivers. Furthermore, such agreements may or may not be enforceable. As such, our common stockholders and Class B stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of our common stockholders and Class B stockholders may extend beyond the third anniversary of such dissolution.

We currently believe that, upon expiration of the prescribed time periods, the following would occur:

•	As promptly as practicable, we will distribute the proceeds held in the trust fund, inclusive of any interest thereon, to the holders of Class B common stock and immediately thereafter, all outstanding shares of Class B common stock will automatically be cancelled and revert to the status of authorized and unissued shares of Class B common stock. We will then have only one class of common stock outstanding.

•	We will thereafter dissolve and liquidate. If it is determined at that time that stockholder approval is required to formally dissolve and liquidate, our board of directors will, consistent with its obligations described in our certificate of incorporation, convene and adopt a specific plan of dissolution, which it will then vote to recommend to our stockholders.

We expect that all costs associated with the implementation and completion of our plan of dissolution (which we currently anticipate will not exceed $50,000) will be funded by any remaining net assets following the distribution of the trust fund to our Class B stockholders, although we cannot assure you that there will be sufficient funds for such purpose. If such funds are insufficient, we anticipate either our initial stockholders will advance us the funds necessary to complete such dissolution and liquidation or we will be dissolved by court order.

In the event we seek stockholder approval for a plan of dissolution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our certificate of incorporation, our powers and purpose following the expiration of the prescribed time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. Consequently, holders of a majority of our outstanding common stock must approve our dissolution in order for us to liquidate and distribute any net assets remaining following the distribution of the proceeds of the trust fund to our Class B stockholders, and those remaining net assets will not be available for any other purpose.

These procedures, or a vote to reject any plan of dissolution by our stockholders, may result in substantial delays or prohibit our liquidation and the distribution to our common stockholders of any net assets remaining following the distribution of the proceeds of the trust fund to our Class B stockholders.

In the event we obtain stockholder approval for a plan of dissolution, after the dissolution of the proceeds of the trust fund have been distributed to our Class B stockholders has been completed, we will dissolve and distribute any remaining net assets to our holders of common stock. It is likely, however, that our remaining net assets will be minimal following the expenditures incurred in connection with the attempt to complete a business combination and, accordingly, such holders are likely to lose all or substantially all of their investment. Accordingly, the holders of our common stock will receive distributions on liquidation only in the event that the amount of proceeds not held in trust exceeds the expenses we incur.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. There are approximately 54 blank check companies in the United States with more than $3.8 billion in trust that are seeking to carry out a business plan similar to our business plan and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to the completion of a business combination.

Additionally, we will be subject to competition from other companies looking to expand their operations through the acquisition of a target business. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further:

•	our obligation to seek Class B stockholder approval of a business combination may delay the completion of a transaction;

•	our obligation to convert into cash shares of Class B common stock held by our Class B stockholders if such holders both vote against the business combination and also seek conversion of their shares may reduce the resources available to us for a business combination; and

•	our outstanding warrants and option, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. In particular, certain industries which experience rapid growth frequently attract an increasingly larger number of competitors, including competitors with increasingly greater financial, marketing, technical and other resources than the initial competitors in the industry. The degree of competition characterizing the industry of any prospective target business cannot presently be ascertained. We cannot assure you that, subsequent to a business combination, we will have the resources to compete effectively, especially to the extent that the target business is in a high-growth industry.

Facilities

We maintain our executive offices at Yahalom Tower (28th Floor), 3a Zabotinski St., Ramat Gan 52520, Israel. The cost for this space is included in the $7,500 per-month fee Danash Investment and Management Ltd. charges us for general and administrative services pursuant to a letter agreement between us and Danash Investment and Management Ltd., an affiliate of Mr. Gad. We believe, based on rents and fees for similar services in the Tel-Aviv, Israel metropolitan area, that the fee charged by Danash Investment and Management Ltd. is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

We have three executive officers, all of whom are also members of our board of directors. These individuals are not obligated to contribute any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for a business combination and the stage of the business combination process that the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently more time to our affairs) then they would prior to locating a suitable target business. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

We have registered our securities under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent registered public accounting firm.

We will not acquire a target business if audited financial statements cannot be obtained for the target business. Additionally, our management will provide our stockholders with audited financial statements, prepared in accordance with generally accepted accounting principles, of the prospective target business as part of the proxy solicitation materials sent to Class B stockholders to assist them in assessing the target business. Our management believes that the requirement of having available audited financial statements for the target business will not materially limit the pool of potential target businesses available for acquisition.

Comparison to offerings of blank check companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the representative will not exercise its over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds

$46,460,000 of the net offering proceeds will be deposited into a trust account at JP Morgan Chase NY Bank maintained by American Stock Transfer & Trust Company for the benefit of the Class B stockholders.

Holders of our Series A units or our common stock will not be entitled to receive any of the proceeds held in the trust fund.

$43,357,500 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	The $46,460,000 of net offering proceeds held in trust will only be invested in U.S. “government securities,” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of one hundred and eighty days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on Fair Value or Net Assets of Target Business	The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Trading of securities issued	The Series A units and Series B units may commence trading on or promptly after the date of this prospectus. The common stock and Class Z warrants comprising the Series A units and the Class B common stock and Class W warrants comprising the Series B units will begin to trade separately on the 90th day after the date of	No trading of the units or the underlying common stock, Class B common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
this prospectus unless HCFP/ Brenner Securities informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general and the trading pattern of, and demand for, our Series A units and Series B units in particular), provided we have filed with the SEC a Current Report on Form 8-K, which includes audited financial statements reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K.

Exercise of the warrants	The Class W warrants and Class Z warrants cannot be exercised until the later of the completion of a business combination and one year from the date of this prospectus and, accordingly, will be exercised only after the funds in the trust account have been distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor

We will give our Class B stockholders the opportunity to vote on the business combination. In connection with seeking Class B stockholder approval, we will send each Class B stockholder a proxy statement containing information required by the SEC. A Class B stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust fund. However, a Class B stockholder who does not follow these procedures or a Class B stockholder who does not take any action would not be entitled to the return of any funds. Holders of common stock will not have an opportunity to vote on the business combination nor will they be entitled to the return of any funds.

A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the
	Our common stockholders will not have the opportunity to vote on the business combination, unless such vote is required under Delaware law.	escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline	A business combination must occur within 18 months after the consummation of this offering or within 24 months after the consummation of this offering if a letter of intent or definitive agreement relating to a prospective business combination was entered into prior to the end of the 18-month period.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

Release of trust funds	The proceeds held in the trust account will not be released until the earlier of the completion of a business combination or upon our failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Burden of expenses

Purchasers of Series A units will bear all the expenses of this offering, including the underwriting discount and commissions relating to the sale of both our Series A units and Series B units and it is their investment monies that will be used to operate the business. Class B stockholders will bear no portion of either the offering expenses or our operating expenses.

Purchasers of Series B units will bear no portion of either the offering expenses or our operating expenses.

All investors share ratably in the offering expenses and the operating expenses.

Distribution of assets in the event no business combination is completed	In the event no business combination is completed within the applicable time period, we will distribute the funds held in trust only to the holders of our Class B common stock.	All investors receive their pro rata portion of the proceeds on distribution of the trust fund and all investors receive their pro-rata portion of any other net assets remaining.

In the event no business combination is completed within the applicable time period, holders of our common stock will be entitled to receive only those of our assets that were not placed in the trust and that are still remaining, if any, and, as a result, such holders are likely to lose all or substantially all of their investment.

MANAGEMENT

Directors, Executive Officers and Senior Advisors

Our current directors, executive officers and senior advisors are as follows:

Name	Age	Position
Matty Karp	56	Chairman
Carmel Vernia	53	Chief Executive Officer and Director
Dror Gad	39	Executive Vice President, Chief Financial Officer and Director
Lior Samuelson	57	Senior Advisor
George Hervey	59	Senior Advisor

Matty Karp has been our Chairman since our inception. In 1997, Mr. Karp co-founded Concord Ventures, an Israeli venture capital fund focused on Israeli early-stage technology companies, and has served as its Managing Partner since its formation. From 1994 to June 1999, Mr. Karp served as Chief Executive Officer of Kardan Technologies, Ltd., a technology investment company, and continued to serve as a Director until October 2001. From 1994 to 1997, Mr. Karp served as the President of Nitzanim Venture Fund, an Israeli venture capital fund focused on early-stage high technology companies. From 1987 to 1994, Mr. Karp served as Corporate Vice President for Business Development, Marketing and Sales, General Manager of the Airborne Systems Division and Head of the Systems and Products Group at Elbit Computers Ltd., an Israeli high-tech company with a worldwide presence in the defense and healthcare sectors. Mr. Karp has served on the Board of Directors of Galileo Technology Ltd. (1994 to 2001), which was acquired by Marvel Technology Group, Ltd., a Nasdaq listed company; Accord Networks Ltd. (1994 to 2001), which was acquired by Polycom Inc., a Nasdaq listed company; and Saifun Semiconductors (2000 to present), a Nasdaq listed company. Mr. Karp has also served on the Board of Directors of El Al Israel Airlines from 2000 to 2003. He also served as a jet fighter pilot in the Israeli Airforce. Mr. Karp received a B.S., cum laude, in Electrical Engineering from the Technion — Israel Institute of Technology and is a graduate of the Harvard Business School Advanced Management Program.

Carmel Vernia has been our Chief Executive Officer and a Director since our inception. Since January 2005, Mr. Vernia has been managing his private investment portfolio. From June 2003 to January 2005, Mr. Vernia served as the Chairman of the Board of Directors and Chief Executive Officer of Tower Semiconductor Ltd., a silicon foundry based in Israel. From 2000 to May 2002, Mr. Vernia served as the Chief Scientist in the Government of Israel’s Ministry of Industry and Trade. Following his service as Chief Scientist from June 2002 until May 2003, Mr. Vernia did not hold any positions, as he was subject to a mandatory one year cooling period under Israeli law during which he was not allowed to work for or receive any benefit from any organization that benefited in any way from his decisions while in his government position. From 1984 until April 2000, Mr. Vernia was employed by Comverse Technology Inc., a Nasdaq listed company that is one of the world’s leading suppliers of voicemail systems and other value added services to wireless and wireline telecom operators, including as its Chief Operating Officer from 1994 to April 2000, as well as Chief Executive Officer of Verint Systems (from its inception in 1999 until April 2000), an independent subsidiary of Comverse Technology and a world leader in digital voice and video recording for communications and business intelligence, which later became an independent Nasdaq listed company. Mr. Vernia served on the Board of Directors of Comverse Technology from August 1997 until April 2000. Mr. Vernia also serves on the Executive Council of Tel Aviv University. Mr. Vernia received an M.S. in Electrical and Computer Engineering from the University of California, Davis, and a B.S. in Electrical Engineering from the Technion — Israel Institute of Technology.

Dror Gad has been our Executive Vice President, Chief Financial Officer and Director since our inception. In January 2003, Mr. Gad founded Danash Management and Investments, an advisory business focused on the Israeli technology sector and has served as its Chairman since its formation. From 2000 until December 2002, Mr. Gad was the Chief Executive Officer of TechnoPlus Ventures Ltd., an Israeli venture capital investment company, listed on the Tel Aviv Stock Exchange. From 1997 to 1999, Mr. Gad served as a Vice President of the Property and Building Corporation, a Tel Aviv Stock Exchange listed company and subsidiary of the IDB Group, where he formed and headed the Project Finance Division. From 1995 to 1997, Mr. Gad served as an assistant to the Chief Executive Officer of IDB Holdings Corporation Ltd., a Tel Aviv Stock Exchange listed company. From 1984 to 1993, Mr. Gad served as a pilot in the Israeli Airforce, where he held various positions. Mr. Gad retired with the rank of Major (res.) and is an active F-16 pilot. From 1993 to 1995, Mr. Gad attended Tel Aviv University, from which he received a B.A., cum laude, in Economics and Management. Mr. Gad also received an Executive M.B.A. from the Kellogg-Recanati International program, a joint program of Northwestern University and Tel Aviv University.

Lior Samuelson has been a Senior Advisor to us since August 2005. Mr. Samuelson currently serves as an Executive Vice President and Director of Mercator Partners Acquisition Corp., an OTC Bulletin Board listed blank check company formed in January 2005 for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an unidentified operating business. In 1999, Mr. Samuelson co-founded Mercator Capital L.L.C., a merchant and investment bank focused on communications, media and technology and has been a partner of it and its affiliates since formation. From 1997 until 1999, Mr. Samuelson was President and Chief Executive Officer of PricewaterhouseCoopers Securities. From 1994 to 1996, Mr. Samuelson served as Chief Executive Officer of Barents Group, a merchant bank and advisory firm specializing in assisting companies in emerging markets. In 1985, Mr. Samuelson joined PEG Group, a company that specialized in developing simulation software and services, which was sold to KPMG in 1986. Mr. Samuelson became a partner of KPMG in 1986, and served as a partner of KPMG until 1994. From 1980 until 1985, Mr. Samuelson served in a senior management position with Booz, Allen & Hamilton, a management consulting firm. Since August 2001, Mr. Samuelson has served as a Director of Deltathree, Inc., a Nasdaq listed internet telephony company, and, since April 2001, as a Director of Civcom, a privately held telecommunication equipment company. Mr. Samuelson received a B.S. and an M.S. from Virginia Tech.

George Hervey has been a Senior Advisor to us since August 2005. Mr. Hervey joined Marvell Technology Group Ltd., a Nasdaq listed global semiconductor provider of high-performance analog, mixed-signal, digital signal processing and embedded microprocessor integrated circuits, in 2000. Since that date, Mr. Hervey has served as its Vice President of Finance and Chief Financial Officer, and serves in a similar capacity for Marvell Semiconductor, Inc. From 1997 to 2000, Mr. Hervey served as Senior Vice President, Chief Financial Officer and Secretary for Galileo Technology Ltd., formerly a Nasdaq listed company, which Marvell acquired in January 2001. From 1992 to 1997, Mr. Hervey was Senior Vice President and Chief Financial Officer of S3 Incorporated, a designer and manufacturer of graphics and video accelerators for personal computers and related peripheral products. Mr. Hervey received a B.S. in Business Administration from the University of Rhode Island.

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Dror Gad, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Carmel Vernia, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Matty Karp, will expire at the third annual meeting.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. While our senior advisors will not have any decision-making or voting authority with respect to potential target businesses or business combinations, they will provide us with their thoughts and advice with respect to such target businesses and business combinations. Other than Mr. Samuelson, none of these individuals has been or currently is a principal of, or affiliated with, a blank check company. However, we believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transactional expertise should enable them to successfully identify and effect an acquisition.

Executive Compensation

No executive officer has received any cash compensation for services rendered. Commencing on the effective date of this prospectus through the acquisition of a target business, we will pay Danash Investment and Management Ltd., an affiliate of Mr. Gad, a fee of $7,500 per month for providing us with office space and certain office and administrative services. However, this arrangement is solely for our benefit and is not intended to provide Mr. Gad compensation in lieu of a salary. No other initial security holder of ours is an officer, director or principal shareholder of Danash Investment and Management Ltd. Other than this $7,500 per-month fee, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our initial security holders, officers, directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. However, they will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because of the foregoing, we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Conflicts of Interest and Other Information

Potential investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors are required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities.

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the previous section entitled “— Directors and Executive Officers.”

•	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us.

•	Our directors own warrants that are subject to lock-up agreements restricting their sale until a business combination is successfully completed. Accordingly, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. Additionally, such individuals may purchase units in the offering and in the open market. If such individuals purchase Series B units in this offering or in the open market or Class B common stock in the open market, they would be entitled to vote as they choose on a proposal to approve a business combination and exercise conversion rights in connection therewith. These individuals may not have the same interests as other Class B common stockholders. For example, because our directors purchased warrants prior to the public offering, they may have a greater incentive than an investor who holds our Class B common stock to vote in favor of a business combination. This greater incentive stems from the fact that our directors would stand to lose their initial investment if a business combination were not effected during the designated time period, while an investor who owns only our Class B common stock would be entitled to recover his, her or its entire investments in the event no business combination was effected.

•	Our directors and officers may enter into consulting or employment agreements with us as part of a business combination pursuant to which they may be entitled to compensation for their services following the business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, and completing a business combination in a timely manner.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor. If any of these conflicts are not resolved in our favor, it may diminish our ability to complete a favorable business combination.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed, until the earlier of a business combination or the distribution of the trust fund to the Class B stockholders, or such time as he ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any suitable business opportunity which may reasonably be required to be presented to us subject to any pre-existing fiduciary or contractual obligations he might have.

Since its inception, Mr. Samuelson, one of our senior advisors, has been Executive Vice President and a Director of Mercator Partners, Mr. Hackman, a warrantholder of ours, has been President and a Director of Mercator Partners, and Mr. Ballarini, a warrantholder of ours, has been Chief Financial Officer, Treasurer and a Director of Mercator Partners. Messrs. Samuelson, Hackman and Ballarini have each signed a letter agreement with Mercator Partners stating that, subject to any pre-existing fiduciary obligations, he will present to Mercator Partners for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, until the earlier of the consummation by Mercator Partners of a business combination, the liquidation of Mercator Partners’ trust fund, or the time at which he ceases to serve as an officer and director of Mercator Partners. Accordingly, Messrs. Samuelson, Hackman and Ballarini are each under a fiduciary and contractual obligation to present appropriate business opportunities to Mercator Partners prior to presenting those opportunities to us.

Mr. Vernia, our Chief Executive Officer and a member of our Board of Directors, was the Chief Operating Officer of Comverse Technology, Inc., a Nasdaq listed company, from 1994 until April 2000, and a member of Comverse’s Board of Directors from August 1997 until April 2000. According to Comverse’s SEC filings, in May 2006 Comverse received a subpoena from the United States Attorney’s Office for the Eastern District of New York in connection with the issuance, timing and pricing of stock option grants between 1995 and the present, and representatives of a special committee of Comverse’s Board of Directors are cooperating with the SEC. According to a Current Report on Form 8-K filed by Comverse with the SEC on May 4, 2006, eight purported class action or derivative lawsuits have been filed against Comverse and certain of its current and former officers and directors relating to the option grants. One of the suits referenced in that Form 8-K names Mr. Vernia as a defendant. According to its SEC filings, Comverse’s Remuneration and Stock Option Committee was responsible for approving compensation arrangements for senior management and administering the Company’s stock option plans during the period that Mr. Vernia served as a director of Comverse. Mr. Vernia has advised us that he was never a member of Comverse’s Remuneration and Stock Option Committee.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing securityholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view.

Prior and Present Involvement of Senior Advisors and Warrantholders of Blank Check Companies

Certain of our Senior Advisors and warrantholders have been principals of another company that has completed an initial public offering that is similar to this offering. Mercator Partners Acquisition Corp. completed its initial public offering on April 15, 2005 and raised gross proceeds of $59,466,500. Lior Samuelson, a Senior Advisor to our company, Rhodric C. Hackman and David Ballarini, securityholders of our company, and Mercator Capital L.L.C., a merchant and investment bank focused on communications, media and technology, and an affiliate of Messrs. Samuelson, Hackman and Ballarini, were initial securityholders of Mercator Partners. No prior, current or ongoing target information or industry research will be provided to us by Mercator Partners or its affiliates.

Mercator Capital L.L.C. has provided general and administrative services to Mercator Partners, including office space, utilities and administrative support for a monthly fee of $7,500 since the completion of Mercator Partners’ initial public offering. As of the date of this prospectus, Mercator Partners has not announced that it has entered into a letter of intent, agreement in principle or definitive agreement with respect to a business combination.

Prior to Mercator Partners’ initial public offering, Messrs. Samuelson, Hackman and Ballarini and Mercator Capital L.L.C. purchased the following shares of common stock, Class W Warrants and Class Z Warrants of Mercator Partners at purchase prices of $5.00 per share of common stock and $0.05 per warrant:

Name	Number of Shares of Common Stock	Number of Class W Warrants	Number of Class Z Warrants
Lior Samuelson	25	495,000	495,000
Rhodric C. Hackman(1)	25	495,000	495,000
David Ballarini	25	495,000	495,000
Mercator Capital L.L.C.	25	371,250	371,250

(1)	The warrants were acquired and are held by the Hackman Family Trust, of which Mr. Hackman and his spouse are the trustees and members of the Hackman family are beneficiaries.

Additionally, Mr. Hackman directed the completion of a public offering of HB Communications Acquisition Corp., a blank check company with an objective to acquire an operating business in the communications industry, on June 30, 1993, which raised gross proceeds of $10.35 million at an offering price of $6.00 per unit.

From its inception until it completed its business combination with IT Network, Inc. on March 2, 1995, Mr. Hackman was HB Communications’ President, Treasurer and a member of its Board of Directors. During this period, Mr. Hackman did not receive any salary for his services to HB Communications. However, Hackman Baring & Co. Incorporated, an affiliate of Mr. Hackman’s received a $5,000 per month fee from HB Communications for use of office space and administrative services. Pursuant to the merger agreement with IT Network, all of the outstanding shares of common and preferred stock of IT Network were converted into the right to receive a total of 13,393,984 shares of HB Communications’ common stock. At the time of the business combination, Mr. Hackman held 165,250 shares of HB Communications, including 75,000 shares which were held by Hackman, Baring & Co. Incorporated. In connection with the business combination, HB Communications changed its name to Source Media, Inc. Mr. Hackman remained as a Director on the Board of Source Media until April 1997, at which time he resigned. During this period, Mr. Hackman did not receive any salary for his services to Source Media. Source Media was a producer of media content and its securities were traded on the Nasdaq Stock Market until March 2002 when it sold substantially all of its assets and effectively terminated its operations.

We cannot assure you that we will be able to effect a business combination or that the type of business or the performance of the target business, if any, will be similar to that of Source Media.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock and Class B common stock as of May 26, 2006, on an actual basis, and as adjusted to reflect the sale of our common stock included in the Series A units and our Class B common stock included in the Series B units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers, directors and senior advisors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner(1)	Common Stock						Class B Common Stock
	Before Offering			After Offering			Before Offering		After Offering
	Number		Percent	Number		Percent	Number	Percent	Number	Percent
Dror Gad	100	(2)	100%	100	(2)	*	—	—	—	—
Matty Karp	0	(3)	0%	0	(3)	*	—	—	—	—
Carmel Vernia	0	(4)	0%	0	(4)	*	—	—	—	—
Lior Samuelson(6)	0	(5)	0%	0	(5)	*	—	—	—	—
George Hervey	0	(7)	0%	0	(7)	*	—	—	—	—
All executive officers and directors as a group (3 persons)	100	(8)	100%	100	(8)	*	—	—	—	—

*	Less than 1%.
(1)	Unless otherwise noted, the business address of each of the following is Yahalom Tower (28th Floor), 3a Zabotinski St., Ramat Gan 52520, Israel.
(2)	Does not include 1,159,714 shares of common stock issuable upon exercise of Class W warrants and Class Z warrants which are not exercisable and will not be exercisable within the next 60 days.
(3)	Does not include 1,317,858 shares of common stock issuable upon exercise of Class W warrants and Class Z warrants which are not exercisable and will not be exercisable within the next 60 days.
(4)	Does not include 1,581,428 shares of common stock issuable upon exercise of Class W warrants and Class Z warrants which are not exercisable and will not be exercisable within the next 60 days.
(5)	Does not include 247,500 shares of common stock issuable upon exercise of Class W warrants and Class Z warrants which are not exercisable and will not be exercisable within the next 60 days.
(6)	The business address of Mr. Samuelson is c/o Mercator Capital L.L.C., One Fountain Square, 11911 Freedom Drive, Suite 1080, Reston, Virginia 20190.
(7)	Does not include 148,500 shares of common stock issuable upon exercise of Class W warrants and Class Z warrants which are not exercisable and will not be exercisable within the next 60 days.
(8)	Does not include 4,059,000 shares of common stock issuable upon exercise of Class W warrants and Class Z warrants which are not exercisable and will not be exercisable within the next 60 days.

Our management has indicated that they or their affiliates may purchase either Series A or Series B units in the offering. However, they are not obligated to do so and we do not have any agreements or arrangements with them requiring them to purchase such securities. To the extent our initial securityholders purchase Series B units in this offering or in the open market or Class B common stock in the open market, they will be entitled to vote with all other holders of Class B common stock on any proposed business combination.

Messrs. Karp, Vernia and Gad are deemed to be our “promoters,” as such term is defined under the Federal securities laws.

CERTAIN TRANSACTIONS

Prior to the date of this prospectus, we issued 100 shares of common stock for $500 in cash, or a purchase price of $5.00 per share. We also issued 2,475,000 Class W warrants and 2,475,000 Class Z warrants for $247,500 in cash, at a purchase price of $0.05 per warrant. These securities were issued to the individuals set forth below, as follows:

Name	Number of Shares of Common Stock	Number of Class W Warrants	Number of Class Z Warrants	Relationship to Us
Matty Karp	0	618,750	618,750	Chairman

Carmel Vernia	0	742,500	742,500	Chief Executive Officer and Director

Dror Gad	100	544,500	544,500	Chief Financial Officer, Executive Vice President and Director

David Silberg	0	123,750	123,750	Former Executive Vice President, Secretary and Director

George Hervey	0	74,250	74,250	Senior Advisor and Warrantholder

Lior Samuelson	0	123,750	123,750	Senior Advisor and Warrantholder

Rhodric C. Hackman	0	123,750	123,750	Warrantholder

David Ballarini	0	123,750	123,750	Warrantholder

In February 2006, Mr. Silberg resigned from all of his positions with us and transferred 40,179 Class W warrants and 40,179 Class Z warrants to Matty Karp, 48,214 Class W warrants and 48,214 Class Z warrants to Carmel Vernia, and 35,357 Class W warrants and 35,357 Class Z warrants to Dror Gad, at a purchase price of $.05 per warrant.

Each of the current holders of our securities has agreed, pursuant to a letter agreement between us and HCFP/Brenner Securities, not to sell any of the foregoing securities until the completion of a business combination. In addition, Dror Gad, the sole holder of our common stock outstanding prior to this offering, has agreed to waive his right to participate in any liquidation distribution with respect to shares of common stock acquired by him prior to this offering.

Danash Investment and Management Ltd., an affiliate of Mr. Gad has agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, it will make available to us office space and certain office and administrative services, as we may require from time to time. We have agreed to pay Danash Investment and Management Ltd. $7,500 per month for these services. Dror Gad is the sole shareholder of Danash Investment and Management Ltd. Consequently, Mr. Gad will benefit from this transaction to the extent of his interest in Danash Investment and Management Ltd. However, this arrangement is solely for our benefit and is not intended to provide Mr. Gad compensation in lieu of a salary. We believe, based on rents and fees for similar services in the Tel-Aviv, Israel metropolitan area, that the fees charged by Danash Investment and Management Ltd. is at least as favorable as we could have obtained from an unaffiliated person. However, as our directors may not be deemed “independent,” we did not have the benefit of disinterested directors approving this transaction.

We will reimburse our initial securityholders, including our officers and directors, for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

Other than the $7,500 per-month administrative fee payable to Danash Investment and Management Ltd. and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our initial securityholders, officers or directors, or to any of their affiliates prior to, or for any services they render in order to effectuate, the consummation of the business combination.

Any ongoing or future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will require prior approval in each instance by a majority of our disinterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction. These directors will, if they determine necessary or appropriate, have access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors (or, if there are no “independent” directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 40,000,000 shares of common stock, par value $.0001, 12,000,000 shares of Class B common stock, par value $.0001, and 5,000 shares of preferred stock, par value $.0001. As of the date of this prospectus, 100 shares of our common stock are outstanding, held by one recordholder. No shares of our Class B common stock or preferred stock are currently outstanding.

Units

Each Series A unit consists of two shares of common stock and ten Class Z warrants. Each Series B unit consists of two shares of Class B common stock and two Class W warrants. Each Class W warrant and each Class Z warrant entitles the holder to purchase one share of common stock. The common stock and Class Z warrants comprising the Series A units and the Class B common stock and Class W warrants comprising the Series B units will begin to trade separately on the 90th day after the date of this prospectus unless HCFP/Brenner Securities determines that an earlier date is acceptable, based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general and the trading pattern of, and demand for, our Series A units and Series B units in particular. Separate trading of the securities comprising the Series A units and Series B units may commence concurrently, or HCFP/Brenner may elect to allow separate trading of the securities comprising one series of units prior to allowing separate trading of the other series of units. In no event, however, may such securities be traded separately until we have filed a Current Report on Form 8-K with the SEC that includes audited financial statements reflecting our receipt of the gross proceeds of this offering. We will file with the SEC a Current Report on Form 8-K which will include audited financial statements following the consummation of this offering, which filing is anticipated to take place three business days after the units commence trading. Such audited financial statements will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K with the SEC to provide updated information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, or an amendment thereto, or in a subsequent Form 8-K, information indicating if HCFP/Brenner Securities has allowed earlier separate trading of the common stock and Class Z warrants comprising the Series A units and/or the Class B common stock and Class W warrants comprising the Series B units.

Common Stock

We have two classes of common stock. Holders of common stock and Class B common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders other than a vote in connection with a proposed business combination. Only holders of our Class B common stock are entitled to vote in connection with a proposed business combination. In the event of a business combination, all outstanding shares of Class B common stock will be automatically converted into an equal number of shares of common stock unless the holder exercises the conversion rights described elsewhere herein. Accordingly, following the completion of a business combination or the distribution of the trust fund to the Class B stockholders, we will have only one class of common stock outstanding.

We will proceed with a business combination only if (i) the holders of a majority of the Class B shares cast at the meeting to approve the business combination vote in favor of the business combination and (ii) Class B stockholders owning less than 20% of the Class B shares sold in this offering both vote against the business combination and exercise their conversion rights discussed elsewhere herein. In connection with the vote required for any business combination, all of our officers and directors who purchase Class B shares in this offering or following this offering in the open market, may vote their Class B shares in any manner they determine, in their sole discretion. Following a business combination, stockholders will have the right to vote on a subsequent business combination, if any, only to the extent such vote is required under Delaware law.

There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Pursuant to our certificate of incorporation, if we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if the extension criteria have been satisfied), our purpose and powers will be limited to dissolving, liquidating and winding up our affairs. Upon the expiration of the prescribed time periods, we will distribute the proceeds held in our trust fund, inclusive of any interest thereon, to the holders of Class B common stock as soon as practicable, and all outstanding shares of Class B common stock will automatically be cancelled and revert to the status of authorized but unissued shares of Class B common stock. In such event, we will distribute to all of our Class B stockholders, in proportion to the number of Class B shares held by each stockholder, an aggregate sum equal to the amount in the trust fund, inclusive of any interest. In the event we obtain stockholder approval for a plan of dissolution, after the distribution of the proceeds of the trust fund have been distributed to our Class B stockholders has been completed, we will dissolve and our remaining net assets, if any, will be distributed to the holders of our common stock. Holders of our common stock will not be entitled to receive any of the proceeds held in the trust fund.

Other than the automatic conversion of Class B common stock to common stock discussed above, our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that Class B stockholders have the right to have their shares of Class B common stock converted to cash equal to their pro rata share of the trust fund if they elect such conversion within the prescribed time period (following receipt of a proxy statement and prior to a vote), they vote against the business combination and the business combination is ultimately approved and completed. Class B stockholders who convert their stock into their share of the trust fund still have the right to exercise the warrants that they received as part of the units.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 5,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust fund, or which votes as a class with the Class B common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

We currently have Class W warrants and Class Z warrants outstanding, which warrants are identical to the Class W warrants and Class Z warrants offered by this prospectus, except as described below.

Each Class W warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; and

•	[ ], 2007 [one year from the date of this prospectus].

The Class W warrants will expire five years from the date of this prospectus at 5:00 p.m., New York City time.

We may call the Class W warrants (other than those outstanding prior to this offering held by our initial security holders or their affiliates, but including Class W warrants issued upon exercise of the unit purchase option), with HCFP/Brenner Securities’ prior consent, for redemption,

•	in whole or in part,

•	at a price of $.05 per Class W warrant at any time after the Class W warrants become exercisable,

•	upon not less than 30 days’ prior written notice of redemption to each Class W warrantholder, and

•	if, and only if, the reported last sale price of our common stock equals or exceeds $7.50 per share, for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to the Class W warrantholders.

The Class W warrants outstanding prior to this offering shall not be redeemable by us as long as such warrants continue to be held by our initial securityholders or their affiliates.

Each Class Z warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; and

•	[ ], 2007 [one year from the date of this prospectus].

The Class Z warrants will expire seven years from the date of this prospectus at 5:00 p.m., New York City time.

We may call the Class Z warrants (other than those outstanding prior to this offering held by our initial security holders or their affiliates, but including Class Z warrants issued upon exercise of the unit purchase option), with HCFP/Brenner Securities’ prior consent, for redemption,

•	in whole or in part,

•	at a price of $.05 per Class Z warrant at any time after the Class Z warrants become exercisable,

•	upon not less than 30 days’ prior written notice of redemption to each Class Z warrantholder, and

•	if, and only if, the reported last sale price of our common stock equals or exceeds $8.75 per share, for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to the Class Z warrantholders.

The Class Z warrants outstanding prior to this offering shall not be redeemable by us as long as such warrants continue to be held by our initial securityholders or their affiliates.

The redemption criteria for our Class W warrants and Class Z warrants have been established at prices which are intended to provide warrantholders a reasonable premium to the initial exercise price and provide a sufficient degree of liquidity to cushion the market reaction to our redemption call.

Since we may redeem the warrants only with the prior consent of HCFP/Brenner Securities and it may hold warrants subject to redemption, HCFP/Brenner Securities may have a conflict of interest in determining whether or not to consent to such redemption. We cannot assure you that HCFP/Brenner Securities will consent to such redemption if it is not in HCFP/Brenner Securities’ interest even if it is in our best interest.

The Class W warrants and Class Z warrants will be issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the Class W warrants and Class Z warrants.

The exercise price and number of shares of common stock issuable on exercise of the Class W warrants and Class Z warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the Class W warrants and Class Z warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The Class W warrants and Class Z warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The Class W warrantholders and Class Z warrantholders do not have the rights or privileges of holders of common stock or any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by common stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

No fractional shares will be issued upon exercise of the Class W and Class Z warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Purchase Option

We have agreed to sell to the representative of the underwriters an option to purchase up to a total of 25,000 Series A units at a per unit price of $14.025 and/or up to a total of 230,000 Series B units at a per unit price of $16.665. For a more complete description of the purchase option, including the terms of the units underlying the option, see the section below entitled “Underwriting — Purchase Option.”

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038.

Shares Eligible for Future Sale

Immediately after this offering, we will have 1,000,100 shares of common stock outstanding, or 1,150,100 shares of common stock if the representative’s over-allotment option is exercised in full, and 9,200,000 shares of

Class B common stock outstanding, or 10,580,000 shares of Class B common stock if the representative’s over-allotment is exercised in full. All of these shares except for the 100 shares of common stock issued prior to this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. The remaining 100 shares of common stock are restricted securities under Rule 144, in that they were issued in a private transaction not involving a public offering. None of those 100 shares will be eligible for sale under Rule 144 prior to August 7, 2006.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

•	1% of the number of shares of common stock then outstanding, which will equal 10,001 shares of common stock immediately after this offering (or 11,501 if the representative of the underwriters exercises its over-allotment option); and

•	if the common stock is listed on a national securities exchange or on the Nasdaq Stockmarket, the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act when reselling the securities of a blank check company acquired prior to the consummation of its initial public offering. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Registration Rights

The holders of our issued and outstanding shares of common stock and Class W warrants and Class Z warrants on the date of this prospectus will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that we register their shares of common stock, their warrants and the shares of common stock underlying their warrants. The holders of the majority of these securities can elect to exercise these registration rights at any time after the consummation of a business combination. In addition, these stockholders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which HCFP/Brenner Securities is acting as representative of the underwriters, has agreed to purchase on a firm commitment basis the number of units set forth opposite their respective name below:

Underwriters	Number of Series A Units	Number of Series B Units
HCFP/Brenner Securities LLC
Ladenburg Thalmann & Co. Inc.
Legend Merchant Group, Inc.

Total	500,000	4,600,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

State Blue Sky Information

We are not making an offer of these securities in any jurisdiction where the offer is not permitted. We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, New York and Rhode Island. Notwithstanding the foregoing, our Series A units will not be eligible for sale in this offering in Florida. In New York and Hawaii, we have relied on exemptions from the state registration requirements for transactions between an issuer and an underwriter involving a firm-commitment underwritten offering. In the other states, we have applied to have the units registered for sale and will not sell the units in these states until such registration is effective (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state except in Idaho may purchase the units in this offering pursuant to exemptions under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

We will file periodic and annual reports under the Securities Exchange Act of 1934. Therefore, under the National Securities Markets Improvement Act of 1996, the resale of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, are exempt from state registration requirements. However, states are permitted to require notice filings and collect fees with regard to these transactions, and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. As of the date of this prospectus, the following states either do not presently require any notice filings or fee payments or have not yet issued rules or regulations indicating whether notice filings or fee payments will be required:

•

Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio,

Oklahoma, Pennsylvania, Rhode Island, South Carolina, South Dakota, Utah, the Virgin Islands, Virginia, Washington, West Virginia, Wisconsin and Wyoming.

Additionally, the following states currently permit the resale of the units, and the common stock and warrants comprising the units, once they become separately transferable, if the proper notice filings have been submitted and the required fees have been paid:

•	The District of Columbia, Illinois, Maryland, Michigan, Montana, New Hampshire, North Dakota, Oregon, Puerto Rico, Tennessee, Texas and Vermont.

As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of these states that has not yet adopted a statute relating to the National Securities Markets Improvement Act adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

Under the National Securities Markets Improvement Act, the states retain the jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states.

Aside from the exemption from registration provided by the National Securities Markets Improvement Act, we believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, may also be eligible for sale on a secondary market basis in various states based on the availability of another applicable exemption from state registration requirements, in certain instances subject to waiting periods, notice filings or fee payments.

Pricing of Securities

We have been advised by the representative that the underwriters propose to offer the Series A and Series B units to the public at the offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $             per Series A unit and $             per Series B unit and the dealers may reallow a concession not in excess of $             per Series A unit and $             per Series B unit to other dealers.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

We have also granted to the representative an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 75,000 additional Series A units and/or 690,000 additional Series B units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The representative may exercise that option as to a series of units if the underwriters sell more of that series of units than the total number set forth in the table above.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the representative of its over-allotment option.

	Per Series A unit	Per Series B unit	Without option	With option
Public offering price	$8.500	$10.100	$50,710,000	$58,316,500
Discount	$0.425	$0.505	$2,535,500	$2,915,825
Proceeds before expenses(1)	$8.075	$9.595	$48,174,500	$55,400,675

(1)	The offering expenses are estimated at $394,500.

Purchasers of the Series A units will bear all of the expenses of this offering relating to the sale of both our Series A units and Series B units, including the underwriting discounts and commissions.

Purchase Option

We have agreed to sell to the representative, for $100, an option to purchase up to a total of 25,000 Series A units and/or 230,000 Series B units. The Series A units and Series B units issuable upon exercise of this option are identical to those offered by this prospectus, except that the exercise price of the warrants included in the units is $5.50 per share (110% of the exercise price of the warrants included in the units sold to the public) and the Class Z warrants shall be exercisable by the representative for a period of only five years from the date of this prospectus. This option is exercisable at $14.025 per Series A unit and $16.665 per Series B unit, and may be exercised on a cashless basis, commencing on the later of the completion of a business combination with a target business and one year from the date of this prospectus and expiring five years from the date of this prospectus. The option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period following the date of this prospectus, except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part of, the option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of Series A units and Series B units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at prices below the option exercise price.

Warrant Solicitation Fee

We have engaged HCFP/Brenner Securities, the representative of the underwriters, on a non-exclusive basis, as our agent for the solicitation of the exercise of the Class W warrants and Class Z warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the SEC, we have agreed to pay the representative for bona fide services rendered a commission equal to 5% of the exercise price for each Class W warrants and Class Z warrant exercised more than one year after the date of this prospectus if the exercise was solicited by the underwriters. In addition to soliciting, either orally or in writing, the exercise of the Class W warrants and Class Z warrants, the representative’s services may also include disseminating information, either orally or in writing, to warrantholders about us or the market for our securities, and assisting in the processing of the exercise of warrants. No compensation will be paid to the representative upon the exercise of the Class W warrants and Class Z warrants if:

•	the market price of the underlying shares of common stock is lower than the exercise price;

•	the holder of the warrants has not confirmed in writing that the representative solicited the exercise;

•	the warrants are held in a discretionary account;

•	the warrants are exercised in an unsolicited transaction; or

•	the arrangement to pay the commission is not disclosed in the prospectus provided to warrantholders at the time of exercise.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of preventing or retarding a decline in the price of our Series A Units and Series B Units, so long as stabilizing bids do not exceed the respective per-unit offering price.

•	Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our Series A Units and Series B Units by selling more of our Series A Units and Series B Units than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our Series A Units and Series B Units in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

•	Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the Series A Units and Series B Units originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of the securities if it discourages resales of the securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of the securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

The distribution of our units in this offering will be completed once all the units have been sold, all stabilizing transactions have been completed and all penalty bids have been reclaimed or withdrawn.

Other Terms

We have granted HCFP/Brenner Securities the right to have a representative present at all meetings of our board of directors to observe such meetings for a period of five years from the date of this prospectus. The representative will be entitled to the same notices and communications sent by us to our directors and to attend directors’ meetings, but will not have voting rights. Additionally, upon consummation of a business combination and until the expiration of the five-year period, HCFP/Brenner Securities shall be entitled to appoint a designee to our board of directors. HCFP/Brenner Securities has not named a designee as of the date of this prospectus. We have agreed to reimburse the representative and/or designee for his or her reasonable out-of-pocket expenses in connection with attending board meetings. We have also agreed to reimburse HCFP/Brenner Securities up to $15,000 for its expenses incurred in connection with the background investigation of our management as part of its due diligence for this offering.

We have engaged the representative of the underwriters to act as our investment banker in connection with our business combination. We will pay the representative a cash fee at the closing of our business combination for assisting us in structuring and negotiating the terms of the transaction of $1,500,000. Except as set forth above, we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date which is 90 days after the date of this prospectus, unless the National Association of Securities Dealers determines that such payment would not be deemed underwriter’s compensation in connection with this offering.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS

The validity of the securities offered in this prospectus are being passed upon for us by Blank Rome LLP, New York, New York. Certain legal matters relating to Israel law will be passed upon by Yigal Arnon & Co. as our Israeli counsel. Graubard Miller, New York, New York, is acting as counsel for the underwriters in this offering. Blank Rome LLP, from time to time, acts as counsel to the representative on matters unrelated to this offering.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by BDO Seidman, LLP, independent registered public accounting firm, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding our ability to continue as a going concern) appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of BDO Seidman, LLP are included in reliance upon their report given upon the authority of BDO Seidman, LLP as experts in auditing and accounting.

REPORTS TO SECURITYHOLDERS

Simultaneously with the effectiveness of the registration statement for this offering, we intend to register our common stock under the provisions of Section 12(g) of the Exchange Act. Accordingly, from that time forward, we will file with the Securities and Exchange Commission annual reports, quarterly reports and such other reports as we may deem appropriate or as may be required by law.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F. Street, N.E., Room 1580, Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

ISRAEL GROWTH PARTNERS ACQUISITION CORP.

(a corporation in the development stage)

INDE X

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholder

Israel Growth Partners Acquisition Corp.

We have audited the accompanying balance sheet of Israel Growth Partners Acquisition Corp. (a corporation in the development stage) as of February 6, 2006, and the related statements of operations, stockholder’s equity and cash flows for the period from inception (August 1, 2005) to February 6, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Israel Growth Partners Acquisition Corp. as of February 6, 2006, and its results of operations and its cash flows for the period from inception (August 1, 2005) to February 6, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no present revenue, its business plan is dependent on completion of an initial public offering and the Company’s cash and working capital as of February 6, 2006 are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO Seidman, LLP

BDO Seidman, LLP

New York, New York

February 10, 2006

ISRAEL GROWTH PARTNERS ACQUISITION CORP.

(a corporation in the development stage)

BALANCE SHEET

February 6, 2006

ASSETS

Current Assets:

Cash and cash equivalents	$45,720
Deferred registration costs (Note 3)	314,323

Total assets	$360,043

LIABILITIES AND STOCKHOLDER’S EQUITY

Current Liabilities:

Accrued registration costs	$126,298
Accrued expenses	41,316

Total current liabilities	167,614

Commitments (Note 5)

Stockholder’s Equity (Notes 6 and 7):

Preferred stock, par value $.0001 per share, 5,000 shares authorized, 0 shares issued	—

Common stock, par value $.0001 per share, 40,000,000 shares authorized, 100 shares issued and outstanding	—

Common stock, Class B, par value $.0001 per share, 12,000,000 shares authorized, 0 shares issued	—

Additional paid-in-capital	248,000

Deficit accumulated in the development stage	(55,571)

Total stockholder’s equity	192,429

Total liabilities and stockholder’s equity	$360,043

See Notes to Financial Statements

ISRAEL GROWTH PARTNERS ACQUISITION CORP.

(a corporation in the development stage)

STATEMENT OF OPERATIONS

From inception (August 1, 2005) to February 6, 2006

Revenue	$—
Operating expenses:
Formation and operating costs	55,571

Loss before provision for income taxes	(55,571)

Provision for income taxes (Note 4)	—

Net loss for the period	$(55,571)

Weighted average number of shares outstanding, basic and diluted	100

Net loss per share, basic and diluted	$(555.71)

See Notes to Financial Statements

ISRAEL GROWTH PARTNERS ACQUISITION CORP.

(a corporation in the development stage)

STATEMENT OF STOCKHOLDER’S EQUITY

From inception (August 1, 2005) to February 6, 2006

	Common Stock		Additional Paid -In Capital	Deficit accumulated in the development stage	Total
	Shares	Amount
Balance, August 1, 2005 (inception)	—	$—	$—	$—	$—

Issuance of Common Stock to initial stockholder	100	—	500	—	500

Value of 4,950,000 Warrants at $0.05 Per Warrant	—	—	247,500	—	247,500

Net loss for the period	—	—	—	(55,571)	(55,571)

Balance, February 6, 2006	100	$—	$248,000	$(55,571)	$192,429

See Notes to Financial Statements

ISRAEL GROWTH PARTNERS ACQUISITION CORP.

(a corporation in the development stage)

STATEMENT OF CASH FLOWS

From inception (August 1, 2005) to February 6, 2006

OPERATING ACTIVITIES

Net loss for the period	$(55,571)

Change in operating liability:

Increase in accrued expenses	41,316

Net cash used in operating activities	(14,255)

FINANCING ACTIVITIES

Proceeds from issuance of common stock to initial stockholder	500

Proceeds from issuance of warrants	247,500

Deferred registration costs	(188,025)

Net cash provided by financing activities	59,975

Net increase in cash and cash equivalents	45,720

CASH AND CASH EQUIVALENTS

Beginning of period	—

End of period	$45,720

Supplemental disclosure of non-cash activities:
Accrued registration costs	$126,298

See Notes to Financial Statements

ISRAEL GROWTH PARTNERS ACQUISITION CORP.

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 — DISCUSSION OF THE COMPANY’S ACTIVITIES; GOING CONCERN CONSIDERATION

Organization and activities — Israel Growth Partners Acquisition Corp. (the “Company”) was incorporated in Delaware on August 1, 2005 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with a currently unidentified operating business which has operations or facilities located in Israel, or which is a company operating outside of Israel which the Company’s management believes would benefit from establishing operations or facilities in Israel (a “Target Business”). All activity from inception (August 1, 2005) through February 6, 2006 related to the Company’s formation and capital raising activities. The Company has selected July 31 as its year end.

The Company is considered to be a development stage company and as such the financial statements presented herein are presented in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 7.

The Company’s plans call for it to raise $50,710,000 in a public offering of its securities in which it would propose to issue 500,000 Series A Units (the “Series A Units” or a “Series A Unit”) and 4,600,000 Series B Units (the “Series B Units” or a “Series B Unit”) (“Proposed Offering”). Each Series A Unit will consist of two shares of the Company’s common stock and ten Class Z Warrants (a “Class Z Warrant”). Each Series B Unit will consist of two shares of the Company’s Class B common stock and two Class W Warrants (the “Class W Warrants”). It is expected that the Company’s management would have broad authority with respect to the application of the proceeds of the Proposed Offering although substantially all of the proceeds of such offering are intended to be applied generally toward consummating a merger, capital stock exchange, asset acquisition or other similar business combination with a Target Business (a “Business Combination”). The Company’s Certificate of Incorporation provides that the Company must mandatorily liquidate in the event it does not enter into a contract for a Business Combination within 18 months from the date of the Proposed Offering or consummate a Business Combination within 24 months from the date of the Proposed Offering. If the Company does not effect a Business Combination within 18 months after consummation of the Proposed Offering (or within 24 months from the consummation of the Proposed Offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of the Proposed Offering and the Business Combination has not been consummated within such 18 month period) (the “Target Business Acquisition Period”), the Company will promptly distribute the amount held in trust (the “Trust Fund”), which is substantially all of the proceeds from any initial public offering including any accrued interest, to its Class B stockholders. In the event there is no Business Combination, the Company will dissolve and any remaining net assets, after the distribution of the Trust Fund to Class B stockholders, will be distributed to the holders of common stock.

Both the common stock and the Class B common stock have one vote per share. However, the Class B stockholders may, and the common stockholders may not, vote in connection with a Business Combination. Further, should a Business Combination not be consummated during the Target Business Acquisition Period, the Trust Fund would be distributed pro-rata to all of the Class B common stockholders and their Class B common shares would be cancelled and returned to the status of authorized but unissued shares.

The Company, after signing a definitive agreement for a Business Combination, is obliged to submit such transaction for approval by a majority of the Class B common stockholders of the Company. Class B stockholders that vote against such proposed Business Combination are, under certain conditions, entitled to convert their shares into a pro-rata distribution from the Trust Fund (the “Conversion Right”). In the event that holders of a majority of the outstanding shares of Class B common stock vote for the approval of the Business Combination and that holders owning 20% or more of the outstanding Class B common stock do not exercise

ISRAEL GROWTH PARTNERS ACQUISITION CORP.

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS—(Continued)

their Conversion Rights, the Business Combination may then be consummated. Upon completion of such Business Combination and the payment of any Conversion Rights (and related cancellation of Class B common stock), the remaining shares of Class B common stock would be converted to common stock.

Going concern consideration — As indicated in the accompanying financial statements, at February 6, 2006, the Company had approximately $45,720 in cash and a working capital deficit of $121,894, excluding deferred registration costs of $314,323. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These factors, among others, indicate that the Company may be unable to continue operations as a going concern unless the Proposed Offering is consummated.

There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the Target Business Acquisition Period. No adjustments have been made in the accompanying financial statements to the amounts and classification of assets and liabilities which could result should the Company be unable to continue as a going concern.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents — Included in cash and cash equivalents are deposits with financial institutions as well as short-term money market instruments with maturities of three months or less when purchased.

Concentration of Credit Risk — Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents. The Company maintains deposits in federally insured financial institutions in excess of federally insured limits. However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which those deposits are held.

Net Loss Per Share — Net loss per share is computed based on the weighted average number of shares of common stock and Class B common stock outstanding.

Basic earnings (loss) per share excludes dilution and is computed by dividing income (loss) available to common stockholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Since the effect of outstanding warrants to purchase 4,950,000 shares of common stock is antidilutive, they have been excluded from the Company’s computation of net loss per share. Therefore, basic and diluted loss per share were the same for the period from inception (August 1, 2005) through February 6, 2006.

Fair Value of Financial Instruments and Derivatives — The fair values of the Company’s assets and liabilities that qualify as financial instruments under SFAS No. 107 approximate their carrying amounts presented in the balance sheet at February 6, 2006.

The Company accounts for derivative instruments in accordance with SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities,” as amended (“SFAS 133”), which establishes accounting and reporting standards for derivative instruments and hedging activities, including certain derivative instruments

ISRAEL GROWTH PARTNERS ACQUISITION CORP.

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS—(Continued)

imbedded in other financial instruments or contracts and requires recognition of all derivatives on the balance sheet at fair value. Accounting for the changes in the fair value of the derivative instruments depends on whether the derivatives qualify as hedge relationships and the types of the relationships designed are based on the exposures hedged. Changes in the fair value of derivative instruments which are not designated as hedges are recognized in earnings as other income (loss). At February 6, 2006, the Company did not have any derivative instruments.

The Company has issued financial instruments which have required a determination of the fair value of certain related derivatives, where quoted market prices were not published or readily available at the date of issuance. The Company bases its fair value determinations on valuation techniques that require judgments and estimates.

Use of Estimates — The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes — Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

New Accounting Pronouncements — The Company does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

NOTE 3 — DEFERRED REGISTRATION COSTS

As of February 6, 2006, the Company has incurred deferred registration costs of $314,323 relating to expenses incurred in connection to the Proposed Offering. Upon consummation of this Proposed Offering, the deferred registration costs will be charged to equity. Should the Proposed Offering prove to be unsuccessful, these deferred costs as well as additional expenses to be incurred, will be charged to operations.

NOTE 4 — INCOME TAXES

Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to effect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized.

Significant components of the Company’s future tax assets are as follows:

Tax effect of the operating loss carryforward	$21,000
Other deferred tax assets	4,100
Less valuation allowance	(25,100)

Totals	$—

ISRAEL GROWTH PARTNERS ACQUISITION CORP.

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS—(Continued)

Management has recorded a full valuation allowance against its deferred tax assets because it believes it is not more likely than not that sufficient taxable income will be realized during the carry-forward period to utilize the deferred tax asset. Realization of the future tax benefits is dependent upon many factors, including the Company’s ability to generate taxable income within the loss carry-forward period, which runs through 2025.

NOTE 5 — COMMITMENTS

Administrative Services

The Company has agreed to pay an affiliate of one of the Company’s officers $7,500 per month, commencing on consummation of the Proposed Offering, for office, secretarial and administrative services.

Underwriting Agreement

In connection with the Proposed Offering, the Company will enter into an underwriting agreement (the “Underwriting Agreement”) with HCFP/Brenner Securities LLC (“HCFP”), the representative of the underwriters in the Proposed Offering.

Pursuant to the Underwriting Agreement, the Company will be obligated to the underwriters for certain fees and expenses related to the Proposed Offering, including underwriting discounts of $2,535,500, or $2,915,825 if HCFP’s over-allotment option is exercised in full.

In addition, in accordance with the terms of the Underwriting Agreement, the Company will engage HCFP, on a non-exclusive basis, to act as its agent for the solicitation of the exercise of the Company’s Class W Warrants and Class Z Warrants. In consideration for solicitation services, the Company will pay HCFP a commission equal to 5% of the exercise price for each Class W Warrant and Class Z Warrant exercised more than one year after the date of the Proposed Offering if the exercise is solicited by HCFP.

HCFP will also be engaged by the Company to act as the Company’s non exclusive investment banker in connection with a proposed Business Combination (Note 1). For assisting the Company in structuring and negotiating the terms of a Business Combination, the Company will pay HCFP a cash transaction fee of $1,500,000.

The Company has also agreed to sell to HCFP a purchase option to purchase the Company’s Series A units and/or Series B units. (Note 7)

NOTE 6 — PREFERRED STOCK

The Company is authorized to issue up to 5,000 shares of Preferred Stock with such designations, voting, and other rights and preferences as may be determined from time to time by the Board of Directors.

NOTE 7 — WARRANTS AND OPTION TO PURCHASE COMMON STOCK

Warrants

In August 2005, the Company sold and issued Class W Warrants to purchase 2,475,000 shares of the Company’s common stock, and Class Z Warrants to purchase 2,475,000 shares of the Company’s common stock, for an aggregate purchase price of $247,500, or $0.05 per warrant.

Each Class W Warrant is exercisable for one share of common stock. Except as set forth below, the Class W Warrants entitle the holder to purchase shares at $5.00 per share, subject to adjustment in the event of stock

ISRAEL GROWTH PARTNERS ACQUISITION CORP.

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS—(Continued)

dividends and splits, reclassifications, combinations and similar events for a period commencing on the later of: (a) completion of the Business Combination and (b) one year from the consummation of a public offering of the Company’s securities, and ending five years from the date of Proposed Offering.

Each Class Z Warrant is exercisable for one share of common stock. Except as set forth below, the Class Z warrants entitle the holder to purchase shares at $5.00 per share, subject to adjustment in the event of stock dividends and splits, reclassifications, combinations and similar events for a period commencing on the later of: (a) completion of the Business Combination and (b) one year from the consummation of a public offering of the Company’s securities, and ending seven years from the date of Proposed Offering.

The Class W and Class Z Warrants are also subject to a registration rights agreement. On January 31, 2006, the Company and the initial securityholders entered into a registration rights agreement and a letter agreement which revised the terms of the Company’s obligations under the warrant and registration rights agreement to clarify that the Company will only deliver unregistered common shares on the exercise of the warrants.

The Class W Warrants and Class Z Warrants may be exercised with cash on or prior to their respective expiration dates. Although the Company’s initial securityholders may make a written demand that the Company file a registration statement, the Company is only required to use its best efforts to cause the registration statement to be declared effective and, once effective, only to use its best efforts to maintain its effectiveness. Accordingly, the Company’s obligation is merely to use its best efforts in connection with the registration rights agreement and upon exercise of the warrants, the Company can satisfy its obligation by delivering unregistered shares of common stock. The holders of Class W Warrants and Class Z Warrants do not have the rights or privileges of holders of the Company’s common stock or any voting rights until such holders exercise their respective warrants and receive shares of the Company’s common stock.

Prior to entering into to the registration rights agreement and the letter agreement on January 31, 2006, the Company accounted for the Class W and Class Z warrants as liabilities in in accordance with the guidance of EITF 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock. Accordingly, the Company recorded the fair value of the warrants of $247,500 as a non-current liability on its balance sheet from the date of issuance through January 31, 2006. As a result of entering into the registration rights agreement, the warrants no longer are accounted for as liabilities and are classified in stockholder’s equity as of February 6, 2006. For the period from inception (August 1, 2005) to February 6, 2006, no income (loss) was recorded related to recording the derivative to market value as their was no change in the fair value of such securities. The Company determined the fair value of the Class W and Class Z Warrants issued in August 2005 based on the aggregate purchase price paid to the Company of $247,500, or $0.05 per Warrant.

On January 31, 2006, the date of reclassification of the Warrants from liability to equity, the Company estimated that the fair value of the Class W and Class Z Warrants was still $0.05 per Warrant. The determination to value the Warrants at $0.05 was based on the cash purchase price paid in August 2005 by the holders, the fact that the Warrants were not publicly traded, the inherent price of $0.05 per Warrant contained in the Series A and Series B Units to be sold in the Proposed Offering, and an evaluation of the differences in the rights and privileges of the Warrants sold and issued in August 2005 versus the Warrants to be sold in the Proposed Offering.

The Class W Warrants and Class Z Warrants outstanding prior to the Proposed Offering, all of which are held by the Company’s initial securityholders or their affiliates, shall not be redeemable by the Company as long as such warrants continue to be held by such securityholders or their affiliates. Except as set forth in the

ISRAEL GROWTH PARTNERS ACQUISITION CORP.

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS—(Continued)

preceding sentence, the Company may redeem the Class W Warrants and/or Class Z Warrants with the prior consent of HCFP, in whole or in part, at a price of $.05 per warrant at any time after the warrants become exercisable, upon a minimum of 30 days’ prior written notice of redemption, and if, and only if, the last sale price of the Company’s common stock equals or exceeds $7.50 per share and $8.75 per share, for a Class W Warrant and Class Z Warrant, respectively, for any 20 trading days within a 30 trading day period ending three business days before the Company sent the notice of redemption.

As the proceeds from the exercise of the Class W Warrants and Class Z Warrants will not be received until after the completion of a Business Combination, the expected proceeds from exercise will not have any effect on the Company’s financial condition or results of operations prior to a Business Combination.

Underwriter Purchase Option

Upon closing of the Proposed Offering, the Company will also sell and issue an option (“UPO”) for $100 to HCFP to purchase up to 25,000 Series A Units at an exercise price of $14.025 per unit and/or up to 230,000 Series B Units at an exercise price of $16.665 per unit. The Series A Units and Series B Units underlying the UPO will be exercisable in whole or in part, solely at HCFP’s discretion, commencing on the later of (i) one year from the Proposed Offering and (ii) the consummation of a Business Combination and expire on the five-year anniversary of the Proposed Offering. The Company intends to account for the fair value of the UPO, inclusive of the receipt of the $100 cash payment, as an expense of the public offering resulting in a charge directly to stockholder’s equity. The Company estimates that the fair value of the 25,000 Series A Units and 230,000 Series B Units underlying the UPO will be approximately $765,000 at the date of sale and issuance, which was estimated using a Black-Scholes option-pricing model. The fair value of the UPO has been estimated using the following assumptions: (1) expected volatility of 44.971%, (2) risk-free interest rate of 4.50% and (3) contractual life of 5 years. The UPO may be exercised for cash or on a “cashless” basis, at the holder’s option, such that the holder may use the appreciated value of the UPO (the difference between the exercise prices of the UPO and the underlying warrants and the market price of the units and underlying securities) to exercise the UPO without the payment of any cash. Each of the Series A Units and Series B Units included in the UPO are identical to the Series A Units and Series B Units to be sold in the Proposed Offering, except that the exercise price of the Class W Warrants underlying the Series B Units and the Class Z Warrants underlying the Series A Units will be $5.50 per share and the Class Z Warrants underlying the Series A Units shall only be exercisable until the fifth anniversary of the Proposed Offering.

Until                     , 2006, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$50,710,000

ISRAEL GROWTH PARTNERS

ACQUISITION CORP.

500,000 Series A Units

4,600,000 Series B Units

PROSPECTUS

HCFP/Brenner Securities LLC

Ladenburg Thalmann & Co. Inc.

Legend Merchant Group, Inc.

                    , 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions and the Representative’s non-accountable expense allowance) will be as follows:

Initial Trustees’ fee	$1,000.00	(1)
SEC registration fee	15,841.90
NASD filing fee	15,305.52
Accounting fees and expenses	35,000.00
Printing and engraving expenses	60,000.00
Directors & officers liability insurance premiums	150,000.00	(2)
Legal fees and expenses	165,000.00
Blue sky services and expenses	50,000.00
Miscellaneous	52,352.58	(3)

Total	$544,500.00

(1)	In addition to the initial acceptance fee that is charged by American Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to American Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the registrant’s common stock and Class B common stock and $2,400 for acting as warrant agent for the registrant’s Class W and Class Z warrants.

(2)	This amount represents the approximate amount of Director and Officer liability insurance premiums the registrant anticipates paying following the consummation of its initial public offering and until it consummates a business combination.

(3)	This amount represents additional expenses that may be incurred by the registrant in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.	Indemnification of Directors and Officers.

Our certificate of incorporation and by laws provide that all directors and officers of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by law. Our certificate of incorporation provides that the registrant may indemnify to the fullest extent permitted by law all employees of the registrant. Our by-laws provide that, if authorized by the board of directors, the registrant may indemnify any other person whom it has the power to indemnify under section 145 of the Delaware General Corporation Law.

Paragraph B of Article Ninth of our certificate of incorporation provides:

“The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is a was a director or officer of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director or officer as the request of the Corporation or predecessor Corporation.”

Paragraph C of Article Ninth of our certificate of incorporation provides:

“The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was an employee of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as an employee at the request of the Corporation or any predecessor to the Corporation.”

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriter and the Underwriter has agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.	Recent Sales of Unregistered Securities.

(a) During the past three years, we sold the following shares of common stock, Class W warrants and Class Z warrants without registration under the Securities Act:

Name	Number of Shares of Common Stock	Number of Class W Warrants	Number of Class Z Warrants
Marty Karp	0	618,750	618,750
Carmel Vernia	0	742,500	742,500
Dror Gad	100	544,500	544,500
David Silberg	0	123,750	123,750
Lior Samuelson	0	123,750	123,750
Rhodric Hackman	0	123,750	123,750
David Ballarini	0	123,750	123,750
George Hervey	0	74,250	74,250

The shares of common stock, Class W and Class Z warrants were issued in August 2005 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. The issuances did not involve any public offering; we made no solicitation in connection with the issuances other than communications with the investors; three of the seven investors are our executive officers; and we obtained representations from each of the investors that (i) he is acquiring the securities for his own account and has no present intention of selling or otherwise disposing of the securities in violation of the securities laws of the United States; (ii) he is an accredited investor as defined by Rule 501 of Regulation D promulgated under the Act; and (iii) he is familiar with our proposed business, management and affairs. The shares of common stock were sold at a purchase price of $5.00 per share for an aggregate price of $500 and the Class W and Class Z warrants were sold at a purchase price of $0.05 per warrant for an aggregate price of $247,500. No underwriting discounts or commissions were paid with respect to such sales.

In February 2006, Mr. Silberg transferred 40,179 Class W warrants and 40,179 Class Z warrants to Matty Karp, 48,214 Class W warrants and 48,214 Class Z warrants to Carmel Vernia and 35,357 Class W warrants and 35,357 Class Z warrants to Dror Gad, at a purchase price of $.05 per warrant. These transfers were made in reliance upon exemptions from registration pursuant to Section 4(1) under the Securities Act.

Item 16.	Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

*1.1	Form of Underwriting Agreement.

*1.2	Form of Selected Dealers Agreement.

3.1	Form of Second Amended and Restated Certificate of Incorporation.

*3.2	By-laws.

*4.1	Specimen Series A Unit Certificate.

*4.2	Specimen Series B Unit Certificate.

*4.3	Specimen Common Stock Certificate.

*4.4	Specimen Class B Common Stock Certificate.

*4.5	Specimen Class W Warrant Certificate.

*4.6	Specimen Class Z Warrant Certificate.

*4.7	Form of Unit Purchase Option to be granted to Representative

*4.8	Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant.

*5.1	Opinion of Blank Rome LLP.

*10.1	Letter Agreement among the Registrant, HCFP/Brenner Securities LLC and Matty Karp.

*10.2	Letter Agreement among the Registrant, HCFP/Brenner Securities LLC and Carmel Vernia.

*10.3	Letter Agreement among the Registrant, HCFP/Brenner Securities LLC and Dror Gad.

*10.4	Letter Agreement Among the Registrant and its Warrantholders, dated January 31, 2006.

*10.5	Letter Agreement among the Registrant, HCFP/Brenner Securities LLC and Lior Samuelson.

*10.6	Letter Agreement among the Registrant, HCFP/Brenner Securities LLC and Rhodric C. Hackman

*10.7	Letter Agreement among the Registrant, HCFP/Brenner Securities LLC and David Ballarini

*10.8	Letter Agreement among the Registrant, HCFP/Brenner Securities LLC and George Hervey

*10.9	Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company and the Registrant.

*10.10	Registration Rights Agreement among the Registrant and the Initial Stockholders.

*10.11	Form of Letter Agreement between Danash Investment and Management Ltd. and the Registrant regarding administrative services.

23.1	Consent of BDO Seidman, LLP.

*23.2	Consent of Blank Rome LLP (included in Exhibit 5.1).

*24	Power of Attorney (included on signature page of this Registration Statement).

*	Previously filed.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ramat Gan, Israel, on the 26th day of May, 2006.

ISRAEL GROWTH PARTNERS ACQUISITION CORP.

By:	/s/ DROR GAD
Dror Gad Chief Financial Officer and Executive Vice President (Principal Financial Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

* Matty Karp	Chairman	May 26, 2006

* Carmel Vernia	Chief Executive Officer and Director (Principal Executive Officer)	May 26, 2006

/s/ DROR GAD Dror Gad	Chief Financial Officer, Executive Vice President and Director (Principal Financial and Accounting Officer)	May 26, 2006

*By:	/S/ DROR GAD
Dror Gad Attorney-in-fact

EXHIBIT INDEX

Exhibit	Description

*1.1	Form of Underwriting Agreement

*1.2	Form of Selected Dealers Agreement

3.1	Form of Second Amended and Restated Certificate of Incorporation

*3.2	Registrant’s Bylaws

*4.1	Specimen Series A Unit Certificate

*4.2	Specimen Series B Unit Certificate

*4.3	Specimen Common Stock Certificate

*4.4	Specimen Class B Common Stock Certificate

*4.5	Specimen Class W Warrant Certificate

*4.6	Specimen Class Z Warrant Certificate

*4.7	Form of Unit Purchase Option to be granted to Representative

*4.8	Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant

*5.1	Opinion of Blank Rome LLP

*10.1	Letter Agreement among the Registrant, HCFP/Brenner Securities LLC and Matty Karp

*10.2	Letter Agreement among the Registrant, HCFP/Brenner Securities LLC and Carmel Vernia

*10.3	Letter Agreement among the Registrant, HCFP/Brenner Securities LLC and Dror Gad

*10.4	Letter Agreement among the Registrant and its Warrantholders, dated January 31, 2006

*10.5	Letter Agreement among the Registrant, HCFP/Brenner Securities LLC and Lior Samuelson

*10.6	Letter Agreement among the Registrant, HCFP/Brenner Securities LLC and Rhodric C. Hackman

*10.7	Letter Agreement among the Registrant, HCFP/Brenner Securities LLC and David Ballarini

*10.8	Letter Agreement among the Registrant, HCFP/Brenner Securities LLC and George Hervey

*10.9	Form of Trust Agreement between American Stock Transfer & Trust Company and the Registrant

*10.10	Registration Rights Agreement among the Registrant and the Initial Stockholders

*10.11	Form of Letter Agreement between Danash Investment and Management Ltd. and the Registrant regarding administrative services

23.1	Consent of BDO Seidman, LLP.

*23.2	Consent of Blank Rome LLP (included in Exhibit 5.1).

*24	Power of Attorney (included on signature page of this Registration Statement).

*	Previously filed.